Exhibit 2.1

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

PROASSURANCE CORPORATION,
a Delaware corporation (“PRA”),

CA BRIDGE CORPORATION,
a Texas corporation and a wholly-owned subsidiary of PRA (“NEWCO”),

and

AMERICAN PHYSICIANS SERVICE GROUP, INC.,
a Texas corporation (“APS”)

Dated August 31, 2010

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the “Agreement”), dated as of August 31, 2010, by and among PROASSURANCE CORPORATION, a Delaware corporation (“PRA”), CA BRIDGE CORPORATION, a Texas corporation and a wholly-owned subsidiary of PRA (“NEWCO”), and AMERICAN PHYSICIANS SERVICE GROUP, INC., a Texas corporation (“APS”).

WITNESSETH:

WHEREAS, PRA is an insurance holding company which provides, through its insurance subsidiaries, medical professional liability insurance; and

WHEREAS, APS is an insurance holding company which provides, through its subsidiaries, medical professional liability insurance (the “Business”); and

WHEREAS, the boards of directors of PRA, NEWCO and APS have determined that it is in the best interests of their respective companies and stockholders for PRA to acquire APS through the consummation of the business combination transaction provided for in this Agreement.

NOW,

THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, and intending to be legally bound by this Agreement, the parties to this Agreement agree as follows:

ARTICLE 1
THE MERGER

1.1

Merger.  Subject to the terms and conditions of this Agreement and in accordance with the Texas Business Organizations Code, as amended (the “TBOC”), at the Effective Time (as defined in Section 1.2 of this Agreement), NEWCO shall merge with and into APS (the “Merger”).  APS shall be the surviving corporation in the Merger, and shall continue its corporate existence under the laws of the State of Texas.  Upon consummation of the Merger, the separate corporate existence of NEWCO shall terminate.  APS, as the surviving corporation after the Merger, is sometimes referred to herein as the “Surviving Corporation.”

1.2

Effective Time.  Subject to the provisions of this Agreement, and in connection with the Closing (as defined in Section 9.1 of this Agreement), a certificate of merger (the “Certificate of Merger”) will be filed with the Secretary of State of Texas pursuant to Section 10.153 of the TBOC.  The parties will make all other filings or recordings as may be required under the TBOC, and the Merger will become effective when the Certificate of Merger is filed in the office of the Secretary of State of Texas, or at such later date or time as NEWCO and APS agree and specify in the Certificate of Merger (the time the Merger becomes effective being the “Effective Time”).

1.3

Effects of Merger.  At and after the Effective Time, the Merger shall have the effects set forth in this Agreement, the Certificate of Merger and the TBOC.  At the Effective Time, (i) all rights, franchises, licenses and interests of NEWCO in and to every type of property, real, personal and mixed, and all choses in action of NEWCO shall continue unaffected and uninterrupted by the Merger and shall accrue to the Surviving Corporation; (ii) all rights, franchises, licenses and interests of APS in and to every type of property, real, personal and mixed, and all choses in action of APS shall continue unaffected and uninterrupted by the Merger and shall accrue to the Surviving Corporation; (iii) all obligations and liabilities of APS then outstanding shall remain obligations of APS, as the Surviving Corporation; (iv) all obligations and liabilities of NEWCO then outstanding shall become and be obligations of the Surviving Corporation; and (v) no action or proceeding then pending and to which the APS or NEWCO is a party shall be abated or discontinued but may be prosecuted to final judgment by the Surviving Corporation.

1.4

Conversion of NEWCO Shares.  At the Effective Time, each of the shares of NEWCO common stock, par value $0.10 per share (the “NEWCO Common Stock”), issued and outstanding prior to the Effective Time shall convert into one share of common stock of the Surviving Corporation, par value $0.10 per share (the “Surviving Corporation Common Stock”).  It is the intention of the parties that, immediately after the Effective Time, PRA shall own all of the issued and outstanding shares of the Surviving Corporation Common Stock.

1.5

Conversion of APS Capital Stock.  Subject to the terms and conditions of this Agreement, the following exchange shall occur at the Effective Time:

(a)

Without any action on the part of any holder of record of the shares of common stock, each share of common stock of APS, par value $0.10 per share (the “APS Common Stock”) shall be converted into the right to receive payment of cash to each holder of APS Common Stock in an amount equal to $32.50 per share of APS Common Stock (the “Stock Consideration”).  Each holder of APS Common Stock shall cease to have any rights as shareholders of APS at and after the Effective Time, except the right to receive the Stock Consideration.

(b)

Each share of APS Common Stock that is owned by APS or any APS Subsidiary (as defined in Section 3.2(a) of this Agreement) shall automatically be cancelled and retired and shall cease to exist, and no Stock Consideration shall be delivered in exchange therefore.

1.6

Stock Options and Deferred Compensation Plan.

(a)

Section 1.6(a) of the APS Disclosure Schedule (as defined in Article 3 of this Agreement) lists any unexpired and unexercised options or similar rights to purchase APS Common Stock (the “APS Stock Options”) issued by APS pursuant to the 2005 Amended and Restated Incentive and Non-Qualified Stock Option Plan (the “APS Option Plan”).  Section 1.6(a) of the APS Disclosure Schedule also sets forth, with respect to each APS Stock Option, as applicable, the option exercise price, the number of shares subject to the APS Stock Option, the date granted, the vesting date, and the expiration date of the APS Stock Option and indicates whether the APS Stock Option is an incentive or a nonqualified stock option and any other information relating to the liabilities or amount owed under the APS Stock Options.

(b)

Section 1.6(b) of the APS Disclosure Schedule lists each share of APS Common Stock (the “APS Deferred Stock”) issued and held under, or to be issued pursuant to, the American Physicians Service Group, Inc. Affiliated Group Deferred Compensation Master Plan, as amended (the “APS Deferred Compensation Plan” and together with the APS Option Plan, the “APS Stock Plans”).

(c)

Prior to the Effective Time, the board of directors of APS (or if appropriate, any committee thereof) shall adopt appropriate resolutions and take all other actions necessary and appropriate to provide in accordance with the terms of the applicable APS Stock Plans that, by virtue of the Merger and without any action on the part of the holders of any options or other stock-based awards, (i) immediately prior to the Effective Time, each participant in any of the APS Stock Plans shall fully and immediately vest in any options or other stock or stock-based awards awarded under such APS Stock Plans and (ii) at the Effective Time: (A) the APS Stock Plans shall be cancelled; (B) all outstanding APS Stock Options shall be cancelled in consideration for the Option Consideration to be paid pursuant to Section 1.6(d) hereof; and (C) all outstanding APS Deferred Stock shall be cancelled in consideration for the payment of the Deferred Compensation Consideration under Section 1.6(e) hereof.

(d)

As of the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each APS Stock Option shall be converted into the right to receive an amount in cash equal to (i) the total number of shares of APS Common Stock previously subject to such APS Stock Option multiplied by (ii) the amount by which $32.50 exceeds the exercise price per share of APS Common Stock previously subject to such APS Stock Option (such amounts payable hereunder being referred to as the “Option Consideration”).  From and after the Effective Time, any APS Stock Option converted pursuant to this Section 1.6 shall no longer be exercisable by the former holder thereof, but shall only entitle such holder to the payment of the Option Consideration.

(e)

As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each share of APS Deferred Stock held in the APS Deferred Compensation Plan shall be converted into the right to receive payment of cash in an amount equal to $32.50 per share of APS Deferred Stock (the “Deferred Compensation Consideration”).

(f)

To the extent then in effect, after the Effective Time, all APS Stock Plans shall be terminated and no further APS Stock Options, APS Deferred Stock, or other awards shall be granted under the APS Stock Plans.

1.7

401(k) Plan.

(a)

Section 1.7(a) of the APS Disclosure Schedule lists each unvested share of APS Common Stock held for the account of a participant (together with each vested share of APS Common Stock, the “401(k) Match Shares”) under the APS 401(k) Profit Sharing Plan (the “401(k) Plan”) and reflects the vesting schedule for such shares.

(b)

Prior to the Effective Time, the board of directors of APS (or if appropriate, any committee thereof) shall adopt appropriate resolutions and take all other actions necessary and appropriate to provide that, immediately prior to the Effective Time, in accordance with the terms of the 401(k) Plan, by virtue of the Merger and without any action on the part of any 401(k) Plan participant, each participant in the 401(k) Plan shall fully and immediately vest in any unvested 401(k) Match Shares contributed on behalf of such participant under the 401(k) Plan.

(c)

The Stock Consideration deliverable with respect to the shares of APS Common Stock that are 401(k) Match Shares (the “401(k) Consideration”) shall be distributed to the trustee of the 401(k) Plan and shall be held and allocated thereunder in accordance with the terms of the 401(k) Plan, which plan shall not be terminated other than in accordance with its terms.

1.8

Articles of Incorporation of Surviving Corporation.  Subject to the terms and conditions of this Agreement, at the Effective Time, the Articles of Incorporation of APS then in effect shall be, and shall continue in effect as, the Articles of Incorporation of the Surviving Corporation, until amended in accordance with applicable law.

1.9

Bylaws of Surviving Corporation.  Subject to the terms and conditions of this Agreement, at the Effective Time, the Bylaws of NEWCO then in effect shall be, and shall continue in effect as, the Bylaws of the Surviving Corporation, until amended in accordance with applicable law.

1.10

Management and Officers of Surviving Corporation.  At the Effective Time, the directors and officers of NEWCO shall be and become the board of directors and officers of the Surviving Corporation, until their successors are elected and qualified.

1.11

PRA Common Stock.  At and after the Effective Time, each share of PRA Common Stock issued and outstanding immediately prior thereto shall remain an issued and outstanding share of common stock of PRA and shall not be affected by the Merger.

1.12

Management and Officers of API Insurance.  At the Effective Time, each of the directors and officers of API Insurance shall resign from its board of directors or as an officer, as the case may be, and the Surviving Corporation shall as the sole shareholder of API Insurance elect new directors to serve on the board of directors of API Insurance.

ARTICLE 2
EXCHANGE PROCEDURES

2.1

Exchange Agent.   Prior to the Closing Date, PRA shall appoint American Transfer Company, or a bank or trust company acceptable to APS, to act as an exchange agent (the “Exchange Agent”).  The Exchange Agent shall effect the plan of exchange as herein provided.  PRA shall pay the charges and expenses of the Exchange Agent.

2.2

Exchange Procedures.

(a)

Prior to the Effective Time, PRA shall deposit with the Exchange Agent (the “Exchange Fund”) cash in an amount equal to the sum of  the Stock Consideration, Option Consideration, Deferred Compensation Consideration and 401(k) Consideration (collectively the “Merger Consideration”) and promptly after the Effective Time, but no later than two (2) business days following the Effective Time, APS shall deposit with the Exchange Agent a list of the names and addresses of each Person (as defined in Section 9.17(a) of this Agreement) who was a record holder of APS Common Stock, APS Stock Options, APS Deferred Stock and 401(k) Match Shares immediately prior to the Effective Time or who is otherwise entitled to receive the Merger Consideration (collectively the “Merger Consideration Recipients”) and the amount of the cash payment to which each of the Merger Consideration Recipients is entitled under the plan of exchange as herein provided.

(b)

Promptly after the Effective Time, but no later than two (2) business days following the Effective Time, PRA will cause the Exchange Agent to send to each Person who was a record holder of APS Common Stock immediately before the Effective Time transmittal materials for exchanging the certificates representing APS Common Stock (the “Old Certificates”) for the Merger Consideration.  Upon surrender of the Old Certificate for cancellation to the Exchange Agent, together with the duly executed transmittal materials, and such other documents as the Exchange Agent may reasonably require (or, if such shares are held in book-entry or other uncertificated form, upon the entry through a book-entry transfer agent of the surrender of such shares on a book-entry account statement (it being understood that any references herein to “certificates” shall be deemed to include references to book-entry account statements relating to the ownership of shares of APS Common Stock)), the holder of such Old Certificate shall be entitled to receive in exchange therefor the Merger Consideration which such holder has the right to receive in respect of the Old Certificates surrendered pursuant to the provisions of this Section 2.2 (after taking into account all shares of APS Common Stock then held by such holder), and the Old Certificates so surrendered shall forthwith be canceled.  Neither PRA nor APS, as the surviving corporation, shall be obligated to deliver the Merger Consideration to which any former record holder of APS Common Stock is entitled as a result of the Merger until such record holder surrenders his or her certificate or certificates representing the shares of APS Common Stock for exchange as provided in this Section 2.2.

(c)

The Exchange Agent shall pay the Option Consideration to APS promptly after the Effective Time but in no event more than two (2) business days after the Effective Time for distribution to the holders of APS Stock Options. APS shall promptly pay the Option Consideration to each holder of an APS Stock Option in accordance with the requirements of the APS Option Plan for the cancellation of the outstanding APS Stock Options.  APS shall withhold all payroll taxes required to be paid for the account of the holders of the APS Stock Options.

(d)

The Exchange Agent shall pay the Deferred Compensation Consideration to APS promptly after the Effective Time but in no event more than two (2) business days after the Effective Time, for distribution to the holders of APS Deferred Stock in accordance with the Deferred Compensation Plan.  APS shall promptly pay the Deferred Compensation Consideration to each holder of APS Deferred Stock in accordance with the requirements of the APS Deferred Compensation Plan for the cancellation of the outstanding APS Deferred Stock.  APS shall withhold all payroll taxes required to be paid for the account of the holders of the APS Deferred Stock.

(e)

The Exchange Agent shall pay the 401(k) Consideration to the trustee for the 401(k) Plan or such other party that such trustee shall direct, promptly after the Effective Time but in no event more than two (2) business days after the Effective Time, for allocation to the 401(k) Consideration Recipients in accordance with this Agreement.

(f)

Any other provision of this Agreement notwithstanding, neither PRA nor the Exchange Agent shall be liable to any Merger Consideration Recipient for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property law.

(g)

At the Effective Time, the stock transfer books of APS shall be closed as to holders of APS Common Stock immediately prior to the Effective Time, and no transfer of APS Common Stock by any such record holder shall thereafter be made or recognized.  Until surrendered for exchange in accordance with the provisions of this Section 2.2, each certificate theretofore representing shares of APS Common Stock shall from and after the Effective Time represent for all purposes only the right to receive the Merger Consideration to which such holder is entitled provided in this Agreement in exchange therefor.

2.3

Exchange Fund.   Any portion of the Exchange Fund that remains undistributed to the Merger Consideration Recipient for twelve (12) months after the Effective Time shall be delivered to PRA, upon demand, and any Merger Consideration Recipient who has not theretofore complied with this Agreement shall thereafter look only to PRA for payment of their claim for distributions with respect to the Merger Consideration.

2.4

Withholding.

PRA or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement or the transactions contemplated thereby to any Merger Consideration Recipient such amounts as PRA  or the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any applicable provision of U.S. federal, state, local or non-U.S. tax law.  To the extent that such amounts are properly withheld by PRA or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the Merger Consideration Recipient in respect of whom such deduction and withholding were made by PRA or the Exchange Agent.

2.5

Dissenting Shareholders.    Notwithstanding anything in this Agreement to the contrary, each share of APS Common Stock that is held by Persons who reject the amount of the Stock Consideration and fully comply with the provisions of Sections 10.351-10.368 of the TBOC (the “Dissenter Provisions”) shall not be exchanged for the Stock Consideration.  Instead, (a) the holders of such shares (the “Dissenting Shares”), upon compliance with and subject to the requirements of the Dissenter Provisions, shall be entitled to payment of the appraised fair value of such shares in accordance with the Dissenter Provisions, accompanied with the items as set forth in Section 10.356 of the TBOC; (b) each of the Dissenting Shares shall be canceled and extinguished; and (c) if any holder of Dissenting Shares shall subsequently withdraw his demand for payment of the appraised fair value of such shares in accordance with the Dissenter Provisions, such holder shall forfeit the right to payment of the appraised fair value of such shares and such shares shall thereupon be deemed to have been converted into the Stock Consideration.

2.6

Lost or Stolen Certificates.   If any holder of APS Common Stock is unable to deliver the Old Certificate which represents such shares of APS Common Stock, the Exchange Agent, in the absence of actual notice that any such shares have been acquired by a bona fide purchaser, shall deliver to such holder the Merger Consideration to which the holder of APS Common Stock is entitled for such shares upon presentation of the following:  (i) evidence to the reasonable satisfaction of the Exchange Agent and PRA that any such certificate has been lost, wrongfully taken or destroyed; (ii) such security or indemnity as may be reasonably requested by the Exchange Agent or PRA to indemnify and hold PRA and the Exchange Agent harmless; and (iii) evidence satisfactory to the Exchange Agent and PRA that such Person is the owner of the shares theretofore represented by each certificate claimed by the holder to be lost, wrongfully taken or destroyed and that the holder is the Person who would be entitled to present such certificate for exchange pursuant to this Agreement.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF APS

APS represents and warrants to PRA that the statements contained in this Article 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date was substituted for the date of this Agreement throughout this Article), except (i) as set forth in the disclosure schedule delivered by APS to PRA on the date hereof and signed by the parties (the “APS Disclosure Schedule”), or (ii) for any changes to the APS Disclosure Schedule that are disclosed by APS to PRA in accordance with Section 6.7(b) of this Agreement, or (iii) to the extent such representations and warranties speak as of an earlier date.  Nothing in the APS Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the APS Disclosure Schedule identifies the exception with reasonable particularity; provided, however, (i) if a specific cross-reference is made in the APS Disclosure Schedule to an article or section of this Agreement or to a particular section of the APS Disclosure Schedule, such information is deemed to have been disclosed with respect to such other article or section of this Agreement, and (ii) the mere inclusion of an exception in the APS Disclosure Schedule shall not be deemed an admission by APS that such exception represents a material fact, event or circumstance or would result in a material adverse effect or material adverse change.  The APS Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article.

3.1

Corporate Organization. APS is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.  APS has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect (as defined in Section 9.17(a) of this Agreement) on APS.

3.2

Subsidiaries.

(a)

Section 3.2(a) of the APS Disclosure Schedule sets forth the name and state of incorporation or organization of each Subsidiary (as defined in Section 9.17(a) of this Agreement) of APS (separately an “APS Subsidiary” and collectively, the “APS Subsidiaries”).  Each APS Subsidiary (i) is duly organized and validly existing as a corporation under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on APS, and (iii) has all requisite entity power and authority to own or lease its properties and assets and to carry on its business as now conducted.

(b)

American Physicians Insurance Company (“API Insurance”) is the only APS Subsidiary that offers insurance, other than as an agent or broker.  Section 3.2(b) of the APS Disclosure Schedule sets forth the states or other jurisdictions in which API Insurance is authorized or licensed to conduct business, and the type of insurance products that API Insurance is authorized or licensed to offer in each such state.  API Insurance does not offer any insurance products in any jurisdiction where it is neither authorized nor licensed to offer such insurance products.  The business of API Insurance has been and is being conducted in compliance with all of its licenses in all material respects.  All of its licenses and registrations are in full force and effect and there is no proceeding or investigation pending or, to the Knowledge (as defined in Section 9.17(a) of this Agreement) of APS, threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of such licenses.

(c)

Section 3.2(c) of the APS Disclosure Schedule identifies each APS Subsidiary that is licensed to sell insurance products as an agent or broker for insurance companies and the states or other jurisdictions in which such APS Subsidiaries are authorized or licensed to conduct business and the type of insurance products such APS Subsidiaries are authorized to sell in each such state (each an “APS Agency” and collectively “APS Agencies”).  No APS Agency offers any insurance products or services in any jurisdiction where it is not licensed to offer such products.  The business of each APS Agency has been and is being conducted in compliance with all of its licenses in all material respects.  All of such licenses are in full force and effect and there is no proceeding or investigation pending, or, to the Knowledge of APS, threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of such license.

(d)

Except as set forth in Section 3.2(d) of the APS Disclosure Schedule, APS is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock, partnership interests or other equity ownership interests of each of the APS Subsidiaries.  There are no irrevocable proxies granted by APS or any APS Subsidiary with respect to such shares or interests.  There are no equity securities of any of the APS Subsidiaries that are or may become required to be issued by reason of any option, warrants, scrip, rights, to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock, partnership interests or other equity ownership interests of any of the APS Subsidiaries except shares or interests of the APS Subsidiaries issued to other wholly owned APS Subsidiaries.  There are no contracts, commitments, understandings or arrangements by which any of the APS Subsidiaries is bound to issue additional shares of its capital stock, partnership interests or other equity ownership interests or options, warrants or rights to purchase or acquire any additional shares of its capital stock, partnership interests or other equity ownership interests or securities convertible into or exchangeable for such shares or interests.  All of the shares or interests of the APS Subsidiaries described in the first sentence of this Section 3.2(d) are validly issued, fully paid and nonassessable and free of preemptive rights, and are owned by APS or an APS Subsidiary free and clear of any and all Liens (as defined in Section 9.17(a) of this Agreement) and free and clear of any claim, right or option to acquire any such shares or interests.

(e)

No APS Subsidiary is the record or beneficial owner of any shares of APS Common Stock or other equity interests in another APS Subsidiary except as set forth in Section 3.2(e) of the APS Disclosure Schedule.

3.3

Corporate Affairs.

(a)

APS has made available to PRA correct and complete copies of the Organizational Documents (as defined in Section 9.17(a) of this Agreement) of APS and each of the APS Subsidiaries (as amended to date).  APS has made available to PRA copies of the minutes of the meetings of the shareholders, the board of directors and any committee thereof of APS held after December 31, 2005 (except for confidential portions of such minutes relating to the Merger, but provided that the availability of such information is subject to Section 6.2 of this Agreement).  The minute books of APS and the APS Subsidiaries reflect all of the material actions taken after December 31, 2005 by each of their respective boards of directors and other similar governing body (including each committee thereof) and shareholders or partners.

(b)

To the extent prepared after December 31, 2005, the books and records of APS and each of the APS Subsidiaries (i) are and have been properly prepared and maintained in form and substance adequate for preparing audited consolidated financial statements, in accordance with generally accepted accounting principles in the United States consistently applied (“GAAP”) and any other applicable legal and accounting requirements, (ii) reflect only actual transactions, and (iii) fairly and accurately reflect all assets and liabilities of APS and each of the APS Subsidiaries and all contracts and other transactions to which APS or any of the APS Subsidiaries is or was a party or by which APS or any of the APS Subsidiaries or any of their respective businesses or assets is or was affected.

3.4

Capitalization.

(a)

The authorized capital stock of APS consists of 21,000,000 shares, with said shares divided into two classes.  One class of said shares consists of 1,000,000 shares of preferred stock, par value $1.00 per share, divided into 10,500 shares of Series A Redeemable Preferred Stock of APS, par value $1.00 per share (“APS Preferred Stock”), and 25,000 shares of Junior Participating Preferred Stock, Series A (“APS Junior Preferred Stock”).  The other class of said shares consists of 20,000,000 shares of APS Common Stock.  As of June 30, 2010, approximately 5,949 shares of APS Preferred Stock and 6,712,350 shares of APS Common Stock were issued and outstanding, no shares of APS Preferred Stock and no shares of APS Common Stock were held in treasury, and no shares of APS Junior Preferred Stock were issued.  All of the issued and outstanding shares of APS Preferred Stock and APS Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights with no personal liability attaching to the ownership thereof.  As of the date of this Agreement, and except for the APS Stock Options and the APS Deferred Stock listed in Section 1.6(a) and Section 1.6(b), respectively, of the APS Disclosure Schedule, APS does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of APS Preferred Stock, APS Common Stock, APS Junior Preferred Stock, or any other equity securities of APS or any securities representing the right to purchase or otherwise receive any shares of APS Preferred Stock, APS Common Stock, APS Junior Preferred Stock, or any other equity securities of APS.  As of June 30, 2010, no shares of APS Preferred Stock, APS Common Stock and APS Junior Preferred Stock were reserved for issuance, except for 881,000 shares reserved for issuance upon the exercise of APS Stock Options outstanding under the APS Option Plan, 197,800 shares reserved for issuance for awards to be granted under the APS Option Plan, 95,019 shares granted and reserved for issuance under the APS Deferred Compensation Plan, and 69,126 reserved for future grants under the APS Deferred Compensation Plan.  Since December 31, 2009, APS has not issued any shares of APS Common Stock or other equity securities of APS, or any securities convertible into or exercisable for any shares of APS Common Stock or other equity securities of APS, other than 150,500 options issued on June 3, 2010 and as contemplated by this Agreement or pursuant to the exercise of outstanding APS Stock Options granted prior to such date.

(b)

APS has provided to PRA a true, correct and complete copy of the Certificate of Designations of American Physicians Service Group, Inc., Series A Redeemable Preferred Shares as amended (the “Certificate of Designation”).  APS has paid all dividends payable on the APS Preferred Stock in accordance with the terms of the Certificate of Designation; has redeemed all shares of APS Preferred Stock as required under the terms of the Certificate of Designation; and has not defaulted on any of its obligations under the Certificate of Designation.  APS has not received notice or other communication from a holder of shares of the APS Preferred Stock alleging that APS is in default of its obligations under the Certificate of Designation.

(c)

APS has provided PRA a true, correct and complete copy of the Rights Agreement dated as of August 15, 1999, between APS and American Stock Transfer (the “Rights Agreement”).  The Rights Agreement and all rights provided to the holders of APS Common Stock thereunder expired on August 15, 2009, in accordance with the terms of the Rights Agreement.  No Person has any right to acquire any shares of APS Junior Preferred Stock under the terms of the Rights Agreement or otherwise.

(d)

Section 3.4(d) of the APS Disclosure Schedule sets forth a complete list of (i) the officers and directors of APS and each APS Subsidiary, (ii) the percentage of the outstanding voting stock or other equity ownership interest of each APS Subsidiary owned or controlled, directly or indirectly, by APS, and (iii) the percentage of the outstanding voting stock or other equity ownership interest of each APS Subsidiary owned or controlled, directly or indirectly, by one or more of the other Subsidiaries of APS.  Except as set forth in Section 3.4(d) of the APS Disclosure Schedule, APS does not have any direct or indirect equity or ownership interest in any other business or entity and does not have any direct or indirect obligation or any commitment to invest any funds in any corporation or other business or entity, other than for investment purposes in the ordinary course of business in accordance with past practices.

3.5

Authority; No Violation; Consents and Approvals.

(a)

APS has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.  The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly approved by the board of directors of APS.  The board of directors of APS has directed that this Agreement and the transactions contemplated by this Agreement be submitted to the shareholders of APS for approval at a meeting of such shareholders and, except for the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of APS Common Stock, no other corporate proceedings on the part of APS are necessary to approve this Agreement and to consummate the transactions contemplated by this Agreement.  This Agreement has been duly and validly executed and delivered by APS and (assuming due authorization, execution and delivery by NEWCO and PRA and the receipt of all Requisite Regulatory Approvals (as defined in Section 7.1(b) of this Agreement)) constitutes a valid and binding obligation of APS, subject to applicable bankruptcy, fraudulent conveyance, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity.  On or prior to the date of this Agreement, the board of directors of APS received the opinion of Macquarie Capital Advisers that the Merger Consideration is fair to the shareholders of APS from a financial point of view.

(b)

Neither the execution and delivery of this Agreement by APS nor the consummation by APS of the transactions contemplated by this Agreement, nor compliance by APS with any of the terms or provisions of this Agreement, will (i) violate any provision of the Organizational Documents of APS or (ii) assuming that all Requisite Regulatory Approvals and all of the consents and approvals referred to in Section 3.5(c) of this Agreement are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to APS or any of its properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of APS under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which APS is a party, or by which it or any of its properties or assets may be bound or affected, except (in the case of clauses (x) and (y) above) as set forth in Section 3.5(b) of the APS Disclosure Schedule, or for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, would not have a Material Adverse Effect on APS.

(c)

Except for (i) the filing of applications, notices and forms with, and the obtaining of approvals from, the Insurance Regulators (as defined in Section 9.17(a) of this Agreement) pursuant to the Insurance Laws (as defined in Section 9.17(a) of this Agreement), with respect to the transactions contemplated by this Agreement, (ii) the filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement in definitive form relating to the meeting of shareholders of APS to be held in connection with this Agreement and the transactions contemplated by this Agreement (the “Proxy Statement”), (iii) the filing of the Certificate of Merger with the Secretary of State of Texas pursuant to the TBOC, (iv) the filing of a notification and report form (the “HSR Act Report”) with the Pre Merger Notification Office of the Federal Trade Commission and with the Antitrust Division of the Department of Justice (collectively, the “Pre-Merger Notification Agencies”) pursuant to the Hart-Scott-Rodino Anti-Trust Improvements Act, as amended, and the rules and regulations thereunder (collectively, the “HSR Act”), (v) consents, authorizations, orders and approvals required under the HSR Act, (vi) the approval of this Agreement by the requisite votes of the shareholders of APS and the shareholder of NEWCO, (vii) the filing of applications, notices and/or forms with, and/or the obtaining of approvals from, as required, the Nasdaq National Market and (viii) as set forth in Section 3.5(c) of the APS Disclosure Schedule, no consents or approvals of, or filings or registrations with any Governmental Authority (as defined in Section 9.17(a) of this Agreement), or with any other Person are necessary in connection with the execution and delivery by APS of this Agreement or the consummation by APS of the transactions contemplated by this Agreement.

(d)

No shareholder of APS or any APS Subsidiary shall have any pre-emptive rights under applicable law with respect to, or as a result of, the transactions contemplated by this Agreement (including the Merger).

3.6

Insurance Reports.

(a)

“APS SAP Statements” means (i) the annual statutory statements of API Insurance filed with any Insurance Regulator for each of the years ended December 31, 2009, 2008 and 2007, (ii) the quarterly statutory statements of each API Insurance filed with any Insurance Regulator for each quarterly period in 2010 and for each quarterly period ending after the date of this Agreement, and (iii) all exhibits, interrogatories, notes, schedules and any actuarial opinions, affirmations or certifications or other supporting documents filed in connection with such annual statutory statements and quarterly statutory statements.

(b)

All such APS SAP Statements were and will be prepared (i) in conformity with statutory accounting practices prescribed or permitted by the Insurance Regulators consistently applied (“SAP”) and (ii) in accordance with the books and records of APS and the API Insurance.  The APS SAP Statements, when read in conjunction with the notes thereto and any statutory audit reports relating thereto, present, and will present, fairly in all material respects the statutory financial condition and results of operations of API Insurance for the dates and periods indicated and are consistent with the books and records of API Insurance (which books and records are correct and complete in all material respects).  The annual statutory balance sheets and income statements included in the APS SAP Statements have been, and will be, where required by Insurance Laws, audited by an independent accounting firm of recognized national reputation.  APS has made available to PRA true and complete copies of all APS SAP Statements and all audit opinions related thereto.

(c)

Since December 31, 2006, APS and API Insurance (i) have filed or submitted with all applicable Insurance Regulators, all registration statements, notices and reports, together with all exhibits and amendments thereto under the Insurance Laws applicable to insurance holding companies (the “APS Holding Company Act Reports”), (ii) have filed all APS SAP Statements, (iii) have filed all other reports and statements, together with all amendments and supplements thereto, required to be filed with any Insurance Regulator under the Insurance Laws, and (iv) have paid all fees and assessments due and payable by them under the Insurance Laws.  Section 3.6(c) to the APS Disclosure Schedule sets forth a list of, and APS has made available to PRA, accurate and complete copies of, all APS SAP Statements, APS Holding Company Act Reports and all other reports and statements filed by APS or any of the APS Subsidiaries with any Insurance Regulator for periods ending and events occurring, after December 31, 2006, and prior to the Closing Date, and the latest requests for approval of a rate increase in each state or other jurisdiction that API writes insurance.  All such APS SAP Statements, APS Holding Company Act Reports and other reports and statements complied with the Insurance Laws when filed and, as of their respective dates, contained all information required under the Insurance Laws and did not contain any false statements or material misstatements of fact or omit to state any material facts necessary to make the statements set forth therein not materially misleading in light of the circumstances in which such statements were made.  No deficiencies have been asserted by any Governmental Authority with respect to such APS SAP Statements, APS Holding Company Act Reports and other reports and statements.

(d)

Section 3.6(d) of the APS Disclosure Schedule lists all financial examinations that any Insurance Regulator has conducted with respect to APS or API Insurance since December 31, 2006.  APS has made available to PRA correct and complete reports issued by the applicable Insurance Regulator with respect to such financial examinations.  There are no regulatory examinations of APS or API Insurance currently in process.  There is no unresolved violation, criticism, or exception by any Insurance Regulator with respect to any examinations of APS or API Insurance.

(e)

Since January 1, 2007, neither APS nor API Insurance has received from any Person any Notice on Form A or such other form as may be prescribed under applicable law indicating that such Person intends to make or has made a tender offer for or a request or invitation for tenders of, or intends to enter into or has entered into any agreement to exchange securities for, or intends to acquire or has acquired (in the open market or otherwise), any voting security of APS, if after the consummation thereof such Person would directly or indirectly be in control of APS or API Insurance, nor is either of APS or API Insurance aware of any Person that is or may be required to make any such filing as a result of the acquisition of control of API Insurance or the intent to acquire control of API Insurance.

3.7

SEC Reports and Financial Statements of APS.

(a)

Except as set forth in Section 3.7(a) of the APS Disclosure Schedule, APS has on a timely basis filed all forms, reports and documents required to be filed by it with the SEC since January 1, 2007 (collectively, the “APS SEC Reports”).  Except as set forth in Section 3.7(a) of the APS Disclosure Schedule, the APS SEC Reports and all forms, reports and documents filed by APS with the SEC between the date hereof and the Closing (i) were or will be prepared in accordance with the requirements of the Securities Act of 1933, as amended and the rules and regulations thereunder (the “Securities Act”) and the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder (the “Exchange Act”), as the case may be, in all material respects, and (ii) did not at the time they were filed with the SEC, or will not at the time they are filed with the SEC, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  As used in this Section 3.7, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b)

APS has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act).  Such disclosure controls and procedures: (i) are designed to ensure that material information required to be disclosed in APS’s reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to APS’s management, including its Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required financial disclosure, (ii) have been evaluated for effectiveness as of December 31, 2009, and (iii) were effective at the reasonable assurance level as of December 31, 2009, as determined by APS’s Chief Executive Officer and Chief Financial Officer.  Except as set forth in Section 3.7(b) of the APS Disclosure Schedule, since December 31, 2009, neither the auditors of APS nor the audit committee of the board of directors of APS has been advised of: (x) any significant deficiencies or material weaknesses in the design or operation of the internal controls over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) of APS and the APS Subsidiaries which could adversely affect APS’s ability to record, process, summarize and report financial data, and (y) any fraud, whether or not material, that involves management or other employees who have a role in the internal controls over financial reporting of APS and the APS Subsidiaries.  Since the date of the most recent evaluation of such internal controls over financial reporting and procedures, there have been no significant changes in internal controls over financial reporting or in other factors that could significantly affect such internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(c)

The financial statements of APS and the APS Subsidiaries included in the APS SEC Reports (including the related notes) (the “APS GAAP Financial Statements”) (i) did or will comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (including, without limitation, Regulation S-X), (ii) were or will be prepared in accordance with GAAP (except, in the case of unaudited statements, to the extent permitted by Regulation S-X for Quarterly Reports on Form 10-Q) applied on a consistent basis during the periods and at the dates involved (except as may be indicated in the notes thereto), and (iii) did or will fairly present the consolidated financial condition of APS and the APS Subsidiaries at the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that were not, or with respect to any such financial statements contained in any APS SEC Reports to be filed subsequent to the date hereof are not reasonably expected to be, material in amount or effect).  Except (x) as reflected in APS’s audited balance sheet at December 31, 2009 (the “2009 APS Balance Sheet”), or liabilities described in any notes thereto (or liabilities for which neither accrual nor footnote disclosure is required pursuant to GAAP), or (y) for liabilities incurred in the ordinary course of business since December 31, 2009 consistent with past practice or in connection with this Agreement or the transactions contemplated hereby, neither APS nor any APS Subsidiary has any material liabilities or obligations of any nature.

(d)

Section 3.7(d) of the APS Disclosure Statement lists, and APS has delivered to PRA, copies of the documentation creating or governing, all securitization transactions and “off-balance sheet arrangements” (as defined in Item 303(c) of Regulation S-K of the SEC) effected by APS or the APS Subsidiaries since December 31, 2006.

3.8

APS Financial Segment Reports.

(a)

APS Financial Corporation (“APS Financial”) has on a timely basis filed all forms, reports and documents required to be filed by the Financial Industry Regulatory Authority, Inc. (“FINRA”), and the applicable Securities Regulators (as defined in Section 9.17(a) of this Agreement) under the Securities Laws (as defined in Section 9.17(a) of this Agreement).  Section 3.8(a) of the APS Disclosure Schedule lists, and APS has delivered to PRA true and complete copies in the form filed with the SEC, FINRA or other Securities Regulators of (i) Form BD of APS Financial and all amendments thereto; (ii) any Form BR currently in effect filed by APS Financial and all amendments thereto; (iii) the annual audit reports of APS Financial filed with the SEC on Form X-17a-5 for each fiscal year of APS Financial commencing after December 31, 2006; (iv) all applicable Uniform Registration Forms (Forms U-4 and U-5) filed by APS Financial with FINRA and any Securities Regulator, with respect to employees and independent contractors of APS Financial as of June 30, 2010; and (v) all forms, reports and other documents filed with FINRA or a Securities Regulator since January 1, 2007, including without limitation CRD reports filed pursuant to NASD Rule 3070 (the “APS Financial Reports”).  The APS Financial Reports were in compliance with the Securities Laws and the FINRA requirements when filed and the disclosure set forth in the APS Financial Reports as amended and updated does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.  No deficiencies have been asserted in writing or to APS’s Knowledge, orally by any Securities Regulator or FINRA with respect to APS Financial’s operations, registrations or filings that have not been satisfied.

(b)

At all times prior to the cessation of its business, APS Financial was a fully disclosed introducing broker-dealer and was not required at any time to maintain records in accordance with Rule 17a-3 and Rule 17a-4 of the SEC by reason of the exemption provided by Rule 15c3-3(k)(2)(ii) of the SEC.  During such period APS Financial engaged a clearing broker that was registered as a broker-dealer under the Exchange Act and was a member of FINRA and the Securities Investor Protection Corporation that assumed responsibility for maintaining records and for the custody of securities of customers of APS Financial.  To the Knowledge of APS, there have been no defaults under such agreement with the clearing broker, and no complaints or notices have been received from customers relating to failure to provide reports or custody of securities.

(c)

APS has provided to PRA a true and correct copy of the Form ADV of APS Asset Management, Inc. (“APS Adviser”), a former APS Subsidiary, as of August 6, 2010.  Section 3.8(c) of the APS Disclosure Schedule sets forth the Securities Regulators with which the Form ADV has been filed.  Except as disclosed in Section 3.8(c) of the APS Disclosure Schedule, as of the date of such Form ADV, the disclosure set forth in the Form ADV of APS Adviser as amended and updated does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances not misleading.

3.9

Accounts Receivable.  Except as set forth on Section 3.9 of the APS Disclosure Schedule, all accounts receivable of APS or any APS Subsidiary owing by APS or any APS Subsidiary, other affiliate of APS, or by any director, officer or shareholder of APS, or any APS Subsidiary or affiliate, have been paid in full prior to the date hereof or shall have been paid in full prior to the Closing Date.

3.10

Broker’s Fees.  Except as set forth in Section 3.10 of the APS Disclosure Schedule (which sets forth amounts paid or to be paid and names of parties to which such amounts were or will be paid), none of APS, the APS Subsidiaries and their respective officers and directors, has employed any broker or finder or incurred any liability for any broker’s fees or commissions, or investment banker fees or commissions, or finder’s fees in connection with the transactions contemplated by this Agreement.

3.11

Absence of Certain Changes or Events.

(a)

Since March 31, 2010, except for (i) those liabilities and obligations that are fully reflected or reserved against on the 2009 APS Balance Sheet or liabilities described in any notes thereto, (ii) those liabilities and obligations incurred in the ordinary course of business consistent with past practice, and (iii) coverage and other claims (other than bad faith claims) made with respect to insurance policies issued by any APS Subsidiary for which adequate claims reserves have been established, or otherwise disclosed in Section 3.11(a) of the APS Disclosure Schedule, neither APS nor any APS Subsidiary has incurred any liability or obligation of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), that, either individually or in the aggregate, would have a Material Adverse Effect on APS, and, there is no existing condition, situation or set of circumstances that would be reasonably expected to result in such a liability or obligation.  Except as disclosed in the APS SEC Reports filed prior to the date of this Agreement, since March 31, 2010, APS and the APS Subsidiaries have carried on their respective businesses in all material respects in the ordinary and usual course theretofore conducted.

(b)

Since December 31, 2009, and except as set forth in Section 3.11(b) of the APS Disclosure Schedule, neither APS nor any of the APS Subsidiaries has (except as required by applicable law): (i) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 2009, except for changes in the benefits in the ordinary course of business as described on Section 3.11(b) of the APS Disclosure Schedule, (ii) granted any stock options or severance or termination pay, entered into any contract to make or grant any stock options or severance or termination pay, or paid any bonuses, (iii) suffered any strike, work stoppage, significant change in its number of employees, slowdown, or other labor disturbance, or (iv) suffered any resignations of key employees or change in its directors or any “executive officer” as such term is defined by Rule 3b-7 of the Exchange Act.

(c)

Since March 31, 2010, and except as set forth in Section 3.11(c) of the APS Disclosure Schedule or as otherwise permitted in this Agreement, there has not been:  (i) any Material Adverse Effect on APS; (ii) any material change in any method of accounting or accounting principles or practice by APS or any APS Subsidiary, except as required by GAAP or SAP and disclosed in the notes to the APS GAAP Financial Statements; (iii) any material change in the actuarial, investment, reserving, underwriting or claims administration policies, practices, procedures, methods, assumptions or principles of APS or API Insurance; (iv) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties or business of APS or any APS Subsidiary; (v) any declaration or payment of any dividends or distribution of any kind in respect of any of the capital stock of APS or any APS Subsidiary other than dividends declared and paid on the APS Preferred Stock in accordance with the Certificate of Designation; (vi) any direct or indirect redemption, purchase or other acquisition by APS or any APS Subsidiary of any of the capital stock of APS or any APS Subsidiary other than the minimum scheduled redemption of shares of APS Preferred Stock in accordance with the Certificate of Designation; (vii) any discharge or cancellation, whether in part or in whole, of any indebtedness owed by APS or any APS Subsidiary to any Person, except reimbursement to employees of ordinary business expenses or other debts arising in the ordinary course of business; (viii) any sale or transfer or cancellation of any of the assets, properties, or claims of APS or any APS Subsidiary, except in the ordinary course of business; (ix) any sale, assignment or transfer of any trademarks, trade names, or other intangible assets of APS or any APS Subsidiary; (x) any material amendment to or termination of any material contract, agreement, instrument or license to which APS or any APS Subsidiary is a party; (xi) any additional debt for borrowed money or contract for the extension or ability to borrow debt for borrowed money (even if not yet incurred), or any other obligation or liability (fixed, contingent or otherwise) by APS or any APS Subsidiary, except in the ordinary and usual course of business; or (xii) any other event or condition of any character materially and adversely affecting the business or properties of APS or any APS Subsidiary.

(d)

Since March 31, 2010, neither APS nor any APS Subsidiary has mortgaged, pledged or otherwise encumbered or subjected to lien any of its assets or properties, tangible or intangible, except for purchase money security interests, liens for current taxes which are not yet due and payable and other liens arising in the ordinary and usual course of business.

3.12

Legal Proceedings and Judgments.

(a)

Except as set forth in Section 3.12(a) of the APS Disclosure Schedule, neither APS nor any APS Subsidiary is a party to any, and there are no pending or, to the Knowledge of APS, any material threatened, legal, administrative, arbitral or other inquiries, proceedings, claims (whether asserted or unasserted), actions or governmental or regulatory or SRO investigations of any nature (including noncontractual claims, bad faith claims and claims against any directors or officers of APS or any APS Subsidiary, but excluding coverage and other claims made with respect to insurance policies issued by any APS Subsidiary for which claims reserves believed by APS management to be adequate have been established) against APS, any APS Subsidiary, any of their respective businesses or assets, any assets of any other Person which are used in any of the business or operations of APS or any APS Subsidiary, any directors or officers of APS, in their capacities as directors and officers, or any APS Subsidiary, or the transactions contemplated by this Agreement, or challenging the validity or propriety of the transactions contemplated by this Agreement, and to APS’s Knowledge there is no basis for any such proceedings, claims, actions or investigations.

(b)

Except as set forth in Section 3.12(b) of the APS Disclosure Schedule, there is no material injunction, order, judgment, decree, or regulatory restriction (including noncontractual claims, bad faith claims and claims against any directors or officers of APS or any APS Subsidiary, but excluding coverage and other claims made with respect to insurance policies issued by any APS Subsidiary for which claims reserves believed by APS’s management to be adequate have been established) imposed upon APS, any APS Subsidiary or the assets of APS or any APS Subsidiary.

(c)

Except as set forth in Section 3.12(c) of the APS Disclosure Schedule, no material claim for breach of contract, breach of fiduciary duties under ERISA, bad faith, breach of warranty, tort, negligence, infringement, fraud, discrimination, wrongful discharge of any nature is currently asserted or, to the Knowledge of APS, threatened against APS or any APS Subsidiary, nor is there, to APS’s Knowledge any basis for any such future claim.

(d)

As to each matter (if any) described on Section 3.12(a) and 3.12(b) of the APS Disclosure Schedule, accurate and complete copies of all relevant pleadings, judgments, orders and correspondence have been made available to PRA.

(e)

Except as set forth in Section 3.12(e) of the APS Disclosure Schedule, neither APS nor any APS Subsidiary has committed, either orally or in writing, to assume the defense of any third party claim against an officer, director or employee of APS or an APS Subsidiary, nor has APS or any APS Subsidiary agreed to hold any such person harmless with respect to a currently existing third party claim relating to any matter listed in Section 3.12(a) of the APS Disclosure Schedule.

(f)

Except as set forth in Section 3.12(f) of the APS Disclosure Schedule, the APS Financial Reports include disclosure of all unresolved regulatory actions initiated by a Securities Regulator or a third party against APS Financial for violation of the Securities Laws.

3.13

Insurance.

(a)

Except as set forth in Section 3.13(a) of the APS Disclosure Schedule, APS and the APS Subsidiaries maintain policies of general liability, fire and casualty, automobile, directors and officers, errors and omissions, fiduciary, and other forms of insurance (the “APS Insurance Policies”) in such amounts, with such deductibles and against such risks and losses which management believes are reasonable for the business and assets of APS and the APS Subsidiaries.  All such policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the Closing Date under comprehensive general liability and workmen’s compensation insurance policies), and no written notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation.  To the Knowledge of APS, the activities and operations of APS and the APS Subsidiaries have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

(b)

Except as set forth in Section 3.13(a) of the APS Disclosure Schedule, no issuer of the APS Insurance Policies has issued a reservation-of-rights letter, or entered into a nonwaiver agreement, or otherwise denied or limited coverage (in whole or in part), under any of the APS Insurance Policies, and, to the Knowledge of APS, no declaratory judgment has been sought by any Person or entered by any court of competent jurisdiction that denies or limits coverage (in whole or in part) under any of the APS Insurance Policies.

3.14

Taxes and Tax Returns.

(a)

As used in this Agreement:  “Tax” or “Taxes” means all federal, state, county, local, and foreign income, excise, gross receipts, gross income, profits, franchise, license, ad valorem, profits, gains, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, stamp, occupation, premium, social security (or similar), unemployment, disability, real property, personal property, sales, use, registration, alternative or add on minimum, estimated, and other taxes, tax charges, tax levies or like tax assessments together with all penalties and additions to tax and interest thereon).  “Tax Return” or “Tax Returns” means any and all returns, declarations, claims for refunds, reports, information returns and information statements (including, without limitation, Form 1099, Form W-2 and W-3, Form 5500, and Form 990) with respect to Taxes filed, or required to be filed, by any Person or any Subsidiary of such Person with the Internal Revenue Service (the “IRS”) or any other tax authority or tax agency, whether domestic or foreign (including consolidated, combined and unitary tax returns).

(b)

APS and the APS Subsidiaries have duly filed all Tax Returns  required to be filed by them on or prior to the date of this Agreement (all such Tax Returns being accurate and complete in all material respects) and has duly paid or made sufficient provisions for the payment of all Taxes shown thereon as owing on or prior to the date of this Agreement (including, if and to the extent applicable, those due in respect of their properties, income, business, capital stock, premiums, franchises, licenses, sales and payrolls) other than Taxes which are not yet delinquent or are being contested in good faith and have not been finally determined for which adequate reserves have been made in the APS GAAP Financial Statements.  Neither APS nor any APS Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax Return or tax assessment or deficiency other than extensions that are automatically granted by the taxing authorities upon filing an application therefore.  The unpaid Taxes of APS and the APS Subsidiaries do not exceed the reserve for tax liability set forth on the 2009 APS Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of APS in filing its returns.  No claim has been made since December 31, 2005 by an authority in a jurisdiction where APS or any APS Subsidiary does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(c)

There is no claim, audit, action, suit, proceeding or investigation now pending or, to the Knowledge of APS, threatened against or with respect to APS or any APS Subsidiary in respect of any material Tax.  APS and each APS Subsidiary in connection with amounts paid or owed to any employee, independent contractor, creditor, shareholder or other third party have complied with applicable tax withholding in all material respects.  APS and each APS Subsidiary have reported such withheld amounts to the appropriate taxing authority and to each such employee, independent contractor, creditor, shareholder or other third party as required by applicable law.

(d)

There are no Tax Liens upon any property or assets of APS or APS Subsidiary except Liens for current Taxes not yet due.  Neither APS nor any APS Subsidiary has been required to include in income any adjustment pursuant to Section 481 of the Internal Revenue Code of 1986, as amended (the “Code”) by reason of a voluntary change in accounting method initiated by APS or any APS Subsidiary, and the IRS has not initiated or proposed any such adjustment or change in accounting method.  Except as set forth in the APS GAAP Financial Statements, neither APS nor any APS Subsidiary has entered into a transaction which is being accounted for as an installment obligation under Section 453 of the Code.  Neither APS nor any APS Subsidiary is a party to or bound by any tax indemnity, tax sharing or tax allocation agreement (other than such agreements as exist by and among themselves).  Neither APS nor any APS Subsidiary has ever been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code other than as a common parent corporation.  Neither APS nor any APS Subsidiary is liable for the Taxes of any Person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign Tax law) or by contract, as a successor or otherwise.  During the five (5) year period ending on the date hereof, neither APS nor any APS Subsidiary was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.  Neither APS nor any APS Subsidiary is a party to any joint venture, partnership or other arrangement or contract that could be treated as a partnership for federal income tax purposes.  APS’s basis and excess loss account, if any, in each APS Subsidiary is set forth in Section 3.14(d) of the APS Disclosure Schedule.

(e)

Except as set forth in Section 3.14(e) of the APS Disclosure Schedule, there has been no disallowance of a deduction under Section 162(m) of the Code for employee remuneration of any amount paid or payable by APS or any APS Subsidiary under any contract, plan, program, arrangement or understanding.

(f)

There is no dispute or claim concerning any tax liability of APS or any APS Subsidiary except as disclosed in Section 3.14(f) of the APS Disclosure Schedule.  Section 3.14(f) of the APS Disclosure Schedule identifies the last Tax Returns that have been audited by the taxing authority with whom they were filed, and indicates those Tax Returns that currently are the subject of an audit procedure or that APS or any APS Subsidiary has received notice will be subject to an audit procedure.  APS has made available to PRA correct and complete copies of all federal income tax returns (including amendments thereto) of, all examination reports of, and statements of deficiencies assessed against or agreed to by, APS or any APS Subsidiary for any tax year commencing after December 31, 2006.

(g)

Except as set forth in Section 3.14(g) of the APS Disclosure Schedule, APS and/or any APS Subsidiary will not have any taxable income or gain as a result of prior inter-company transactions that will be taken into account as a result of the changes in ownership contemplated herein.

3.15

Employee Plans; Labor Matters.

(a)

Section 3.15(a) of the APS Disclosure Schedule sets forth a true and complete list of all of the Employee Plans (as defined in Section 9.17(a) of this Agreement) for employees of APS and any APS Subsidiary (“APS Employee Plans”).  Those APS Employee Plans which cover only employees of APS or an APS Subsidiary are separately identified.  Those APS Employee Plans which are non-qualified deferred compensation plans for purposes of Section 409A of the Code are separately identified.  Except with respect to the APS Employee Plans, neither APS nor any APS Subsidiary sponsors, maintains or contributes to, or has any ongoing obligation or liability whatsoever with respect to:  (i) any employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or (ii) any other program, plan, trust agreement or arrangement for any bonus, severance, hospitalization, vacation, sick pay, deferred compensation, pension, profit sharing, post-employment, retirement, payroll savings, stock option, stock purchase, group insurance, self insurance, death benefit, fringe benefit, welfare or any other employee benefit plan or fringe benefit arrangement of any nature whatsoever including those for the benefit of former employees.  Neither APS nor any APS Subsidiary has any agreement, arrangement, commitment, or understanding, whether legally binding or not, to create any additional APS Employee Plan or to continue, modify, change, or terminate, in any material respect, any APS Employee Plan.  PRA may modify, amend and/or terminate any APS Employee Plan after the Effective Time, subject to applicable law and the terms of such APS Employee Plan.

(b)

APS has heretofore delivered or made available to PRA true and complete copies of each APS Employee Plan and certain related documents, including: (i) the plan document and the related trust agreement or annuity contract for such APS Employee Plan; (ii) the summary plan description, summaries of material modifications and any other material employee communication document for such APS Employee Plan; (iii) the actuarial report for such APS Employee Plan (if applicable) for each of the last two years; (iv) all determination letters from the IRS (if applicable) for such APS Employee Plan; (v) all insurance policies relating thereto and any written materials used by APS to describe employee benefits to employees of APS and the APS Subsidiaries; (vi) the most recent annual return on Form 5500 (including all schedules  thereto along with the accompanying auditor’s opinion, if applicable) and tax return (Form 990) for such APS Employee Plan; (vii) the most current actuarial, valuation, and trustee’s reports (as applicable) for such APS Employee Plan; and (viii) all material communications with any governmental entity or agency (including the Department of Labor, the IRS, the Pension Benefit Guaranty Corporation, and the SEC) with respect to such APS Employee Plan.  Each such actuarial or valuation report correctly shows the value of the assets of such APS Employee Plan as of the date thereof, the total accrued and vested liabilities, all contributions by APS and the APS Subsidiaries, and the assumptions on which the calculations are based.

(c)

Except as set forth in Section 3.15(c) of the APS Disclosure Schedule, each of the APS Employee Plans has been operated and administered in all material respects in compliance with its terms and applicable laws and regulations, including, but not limited to, ERISA and the Code. To the Knowledge of APS, there has not been any material violation of the reporting and disclosure provisions of the Code and ERISA.  Except as set forth in Section 3.15(c) of the APS Disclosure Schedule, the Employee Plans which are nonqualified deferred compensation plans for purposes of Section 409A of the Code are in compliance in all material respects with the requirements of Section 409A and the regulations promulgated thereunder.  There has not been any termination or partial termination (including any termination or partial termination attributable to the transactions contemplated by this Agreement) of such plans.  Neither APS nor any APS Subsidiary nor any of their respective ERISA affiliates, nor any predecessor thereof, contributes to, or has within the past six years contributed to, any multiemployer plans, as defined in Section 3(37) of ERISA, or any multiple employer welfare arrangements, as defined in Section 3(40) of ERISA.  Neither APS nor any APS Subsidiary nor any of their respective ERISA affiliates, nor any predecessor thereof, sponsors, participates in, or contributes to, or has at any time in the past sponsored, participated in, or contributed to (i) any plan which is subject to the funding standards or requirements described in Section 412 of the Code, or (ii) any plan which is subject to any of the requirements, obligations, and liabilities imposed by Title IV of ERISA.

(d)

Each APS Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has received a favorable determination letter or has pending or has time remaining in which to file, an application for such determination from the IRS or is entitled to rely on a favorable opinion letter from the IRS issued to a prototype plan sponsor with respect to a form of prototype plan adopted by APS, and APS is not aware of any reason why any such determination letter should be revoked or not be reissued, and any related trust is exempt from taxation under Section 501(a) of the Code.  APS has made available to PRA copies of the most recent IRS determination letters and applications for determination letters with respect to each such APS Employee Plan (if applicable).  No prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code, or breach of fiduciary duty under Title I of ERISA has occurred with respect to any APS Employee Plan or with respect to APS or any APS Subsidiary.  No events have occurred with respect to any APS Employee Plan that could result in payment or assessment by or against APS or any APS Subsidiaries of any material excise taxes under Sections 4972, 4975, 4976, 4977, 4979, 4980B, 4980D, 4980E or 5000 of the Code.

(e)

There has been no amendment to, written interpretation or announcement (whether or not written) by APS or any APS Subsidiary relating to, or change in employee participation or coverage under, any APS Employee Plan which would increase materially the expense of maintaining APS Employee Plans above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 2009.  No event has occurred or circumstances exist that could result in a material increase in the premium costs of APS Employee Plans that are insured, or a material increase in benefit costs of the APS Employee Plans that are self-insured.

(f)

Except as set forth in Section 3.15(f) of the APS Disclosure Schedule, there is no action, suit, investigation, audit or proceeding pending against or involving or, to the Knowledge of APS, threatened against or involving any APS Employee Plan before any court or arbitrator or any state, federal or local governmental body, agency or official, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on APS.  Other than claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving, any APS Employee Plan is pending or threatened.

(g)

Except as described in Section 3.15(g) of the APS Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (i) result in any material payment (including severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or employee of APS or any APS Subsidiary from APS or any APS Subsidiary under any APS Employee Plan or otherwise; (ii) materially increase any benefits otherwise payable under any APS Employee Plan; (iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent (in each case under clauses (i), (ii) or (iii) whether or not such payment or benefit would constitute a parachute payment within the meaning of Section 280G of the Code); (iv) constitute an acceleration of the payment or vesting of deferred compensation in violation of the requirements of Section 409A of the Code; or (v) constitute a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code, or breach of fiduciary duty under Title I of ERISA.

(h)

Neither APS nor any APS Subsidiary has any direct or indirect material liability or obligation under any APS Employee Plan other than as described in the terms of such APS Employee Plans.  There are no circumstances arising out of the sponsorship of any APS Employee Plan which will result in any direct or indirect material liability to APS or any APS Subsidiary, other than liability for contributions, benefit payments, administrative costs and liabilities incurred in accordance with the terms of the APS Employee Plans consistent with past practice.

(i)

Except as set forth in Section 3.15(i) of the APS Disclosure Schedule, APS and each APS Subsidiary have made all payments and contributions due from them to each APS Employee Plan.  There are no funded benefit obligations under any APS Employee Plan for which contributions have not been made or properly accrued, and there are no unfunded benefit obligations that have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP on the financial statements of APS and each APS Subsidiary.

(j)

Each APS Employee Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA that is not qualified under Section 401(a) or 403(a) of the Code is exempt from Parts 2, 3, and 4 of Title I of ERISA as an unfunded plan that is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, pursuant to Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA and APS has filed a “top hat” registration letter with the Department of Labor for each such plan.  Except as set forth in Section 3.15(j) of the APS Disclosure Schedule, no assets of APS or any APS Subsidiary are allocated to or held in a “rabbi trust” or similar funding vehicle.

(k)

Each APS Employee Plan that is a “group health plan” (as defined in Section 607(1) of ERISA or Section 5001(b)(1) of the Code) has been operated at all times in compliance in all material respects with the provisions of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA (“COBRA”), with the provisions of the Code and ERISA enacted by the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), and with the provisions of any applicable similar state law.

(l)

Except as set forth in Section 3.15(l) of the APS Disclosure Schedule, APS does not provide and is not obligated to provide welfare benefits to current or former employees beyond their retirement or other termination of service (other than coverage mandated by COBRA).

(m)

Neither APS nor any APS Subsidiary has the obligation to maintain, establish, sponsor, participate in, or contribute to any Employee Plan for the benefit of any employee, former employee, director or consultant of either APS or any APS Subsidiary or any ERISA affiliate who performs services outside of the United States.

3.16

Employees.

(a)

APS has made available to PRA a true and correct list of the names of the employees of APS and the APS Subsidiaries, their birth dates, hire dates, compensation rates, name of employer and capacity in which employed, and accrued vacation and sick leave, if any, all as of June 30, 2010.  Except as limited by any employment agreements and severance agreements listed on Section 3.16(a) of the APS Disclosure Schedule, and except for any limitations of general application which may be imposed under applicable employment laws, APS and the APS Subsidiaries have the right to terminate the employment of any of their respective employees at will and without payment to such employees.  Except as described on Section 3.16(a) of the APS Disclosure Schedule, since June 30, 2010, no executive officer of APS or any APS Subsidiary has indicated to the Chief Executive Officer or Chief Operating Officer of APS an intention to terminate his or her employment.

(b)

APS and the APS Subsidiaries are in compliance, in all material respects, with all applicable ordinances or other laws, orders, and regulations regarding labor and employment and the compensation therefor, labor and employment matters, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health, and employment practices, whether state or federal (including, without limitation, wage and hour laws; workplace safety laws; workers’ compensation laws; equal employment opportunity laws; equal pay laws; civil rights laws; the Occupational Safety and Health Act of 1970, as amended; the Equal Employment Opportunity Act, as amended; the Americans With Disabilities Act, 42 U.S.C. § 12101 et seq., as amended; the Fair Labor Standards Act, 29 U.S.C. § 201 et seq., as amended; the Equal Pay Act, 29 U.S.C. § 206d, as amended; the Portal-to-Portal Pay Act of 1947, 29 U.S.C. § 255 et seq., as amended; the Lilly Ledbetter Fair Pay Act of 2009; Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e, as amended and 42 U.S.C. § 1981, as amended; Rehabilitation Act of 1973, as amended; the Vietnam-Era Veterans’ Readjustment Assistance Act of 1974, as amended; the Immigration Reform and Control Act, 8 U.S.C. § 1324A et seq., as amended; the Employee Polygraph Protection Act of 1988, as amended; the Veterans Re-employment Act - Handicap Bias, 38 U.S.C. § 2027 et seq., as amended; the Civil Rights Act of 1991, as amended; the Family and Medical Leave Act of 1993, as amended; the Religious Freedom Restoration Act of 1993, as amended; and the Age Discrimination and Employment Act of 1967, as amended).  No action or investigation has been instituted or, to the Knowledge of APS, is threatened to be conducted by any state or federal agency regarding any potential violation by APS or any APS Subsidiary of any laws, orders, ordinances and regulations regarding labor and employment or the compensation therefor (including, without limitation, any of the aforementioned statutes) during the past five (5) years.

(c)

Neither APS nor any APS Subsidiary has ever been a party to or bound by any union or collective bargaining contract, nor is any such contract currently in effect or being negotiated by APS or any APS Subsidiary.  APS does not know of any activities or proceedings of any labor union to organize any employees of APS or any APS Subsidiary.

(d)

APS and each APS Subsidiary have complied in all material respects with all applicable notice provisions of and have no material obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder.  There is no action, claim, cause of action, suit or proceeding pending or, to the Knowledge of APS, threatened, on the part of any employee, independent contractor or applicant for employment, including any such action, claim, cause of action, suit or proceeding based on allegations of wrongful termination or discrimination on the basis of age, race, religion, sex, sexual preference, or mental or physical handicap or disability.  All sums due from APS or any APS Subsidiary for employee compensation (including, without limitation, wages, salaries, bonuses, relocation benefits, stock options and other incentives) have been paid, accrued or otherwise provided for, and all employer contributions for employee benefits, including deferred compensation obligations, and all benefits under any APS Employee Plan have been duly and adequately paid or provided for in accordance with plan documents.  To the Knowledge of APS, no person treated as an independent contractor by APS or any APS Subsidiary is an employee as defined in Section 3401(c) of the Code, nor has any employee been otherwise improperly classified, as exempt, nonexempt or otherwise, for purposes of federal or state income tax withholding or overtime laws, rules, or regulations.

(e)

Since March 31, 2010, neither APS nor any APS Subsidiary has effectuated (i) a “plant closing” (as defined in the Worker Adjustment and Retraining Notification Act (the “WARN Act”)) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of APS or any APS Subsidiary; (ii) a “mass layoff” (as defined in the WARN Act); or (iii) such other transaction, layoff, reduction in force or employment terminations sufficient in number to trigger application of any similar foreign, state or local law.

3.17

Compliance with Applicable Law.

(a)

Except as set forth in Section 3.17(a) of the APS Disclosure Schedule, neither APS nor any APS Subsidiary is subject to any cease and desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been a recipient of any supervisory letter from, or since that date, has adopted any board resolutions at the request of any Governmental Authority that:  (i) limits the ability of APS or any APS Subsidiary to conduct any line of business in any material respect, (ii) require any investments of APS or any APS Subsidiary to be treated as non-admitted assets, (iii) require divestiture of any material investments of APS or any APS Subsidiary, (iv) in any manner imposes any material requirements on APS or any APS Subsidiary in respect of risk based capital requirements that add to or otherwise modify the risk based capital requirements imposed under the Insurance Laws, (v) in any manner imposes any material requirements on APS or any APS Subsidiary in respect of the net capital requirements of the Exchange Act or any other applicable Securities Laws; (vi) in any manner relates to the ability of APS or any APS Subsidiary to pay or declare dividends or distributions, or (vii) restricts in any material respect the conduct of the business, credit policies or management of APS or any APS Subsidiary (each, whether or not set forth in the APS Disclosure Schedule, an “APS Regulatory Agreement”), nor, to the Knowledge of APS, has APS or any APS Subsidiary been advised by any Governmental Authority that it is considering issuing or requesting any such APS Regulatory Agreement.  Neither APS nor any APS Subsidiary, directly or indirectly, engages in any activity prohibited by applicable law.

(b)

Except as set forth in Section 3.17(b) of the APS Disclosure Schedule, there is no pending or, to the Knowledge of APS, threatened charge by any Governmental Authority that APS or any APS Subsidiary has violated any applicable laws, rules or regulations in any material respect (including any Insurance Laws or Securities Laws), nor any pending or, to the Knowledge of APS, threatened investigation by any Governmental Authority with respect to possible violations of any applicable laws, rules or regulations (including any Insurance Laws or Securities Laws) in any material respect.

(c)

There are no contracts (other than contracts relating to employment), real estate leases, loans, guarantees or other arrangements or transactions of any nature between APS or any APS Subsidiary, on the one hand, and any of their respective officers, directors, or affiliates (as such term is defined in Rule 405 under the Securities Act), on the other hand.  APS has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of APS or any APS Subsidiary.  Section 3.17(c) of the APS Disclosure Schedule identifies each loan or extension of credit maintained by APS or any APS Subsidiary to which the second sentence of Section 13(k)(1) of the Exchange Act applies.

(d)

APS is, or will timely be, in all material respects, in compliance with all listing and corporate governance requirements of SOX (as defined in Section 9.17 of this Agreement) and the Nasdaq National Market.

(e)

None of APS, the APS Subsidiaries, and, to the Knowledge of APS, any of their respective current or former officers or directors or current or former employees, agents or representatives have: (i) used any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) used any corporate funds for any direct or indirect unlawful payments to any foreign or domestic government officials or employees, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, (iv) established or maintained any unlawful or unrecorded fund of corporate monies or other assets, (v) made any false or fictitious entries on the books and records of APS or any APS Subsidiary, (vi) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature, or (vii) made any material favor or gift which is not deductible for federal income tax purposes.  To the Knowledge of APS:  (x) no director or officer of APS or any APS Subsidiary has engaged in any “insider trading” in violation of applicable law with respect to any security issued by APS or any APS Subsidiary; and (y) no such director or officer has made any false certifications or statements under (i)  Rule 13a-14 or 15d-14 under the Exchange Act or (ii) 18 U.S.C. §1350 (Section 906 of SOX) with respect to any APS SEC Report.

3.18

Certain Contracts.

(a)

Section 3.18(a) of the APS Disclosure Schedule sets forth a complete list of the following described contracts or agreements by which either APS or any APS Subsidiary is bound in any respect:

(i)

any and all contracts which would qualify as a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC);

(ii)

contracts from or to third parties for the furnishing of services to, or receipt of services by, APS or any APS Subsidiary (including without limitation, legal and accounting services, and risk management services but excluding the agency and distribution agreements described in Section 3.18(a)(vii) of the APS Disclosure Schedule) involving more than $100,000 or that has a non-cancelable term in excess of one year (as to the latter, which is still in effect);

(iii)

investment advisory contracts to which APS or any APS Subsidiary is a party;

(iv)

except for the APS Real Property Leases disclosed in Section 3.21(a) of the APS Disclosure Schedule, contracts or agreements for the acquisition by purchase, lease or otherwise, or for the disposition by sale, lease or otherwise, of real property (including but not limited to any listing or similar agreement), equipment, goods, materials, research and development, supplies, studies or capital assets, in any case involving more than $100,000, provided, however, that if there are multiple agreements or service orders with one party or any affiliate of such party exceeding $100,000 in the aggregate, such information shall be included in Section 3.18(a) of the APS Disclosure Schedule;

(v)

contracts or agreements for the joint performance of work or services, and all other joint venture, partnership or other similar agreements, in any case involving more than $25,000;

(vi)

any notes, mortgages, deeds of trust, loan agreements, security agreements, guarantees, debentures, indentures, credit agreements, warehousing agreements, repurchase agreements and other evidences of indebtedness, other than endorsements for collection or deposit in the ordinary course of business, in any case involving more than $25,000;

(vii)

any agency agreements, managing general agent agreements, reinsurance intermediary agreements and other distribution agreements, and material agreements relating to the sale or servicing of medical professional liability insurance products offered by APS or API Insurance (broken down by agent and each agent’s volume), in any case involving more than $25,000;

(viii)

powers of attorney or similar authorizations to any third party;

(ix)

licenses or sublicenses, excluding off-the-shelf software license agreements, royalty agreements, and any other contract or agreement relating to technical assistance or Intellectual Property (as defined in Section 3.20 of this Agreement);

(x)

all letters of credit and other security devices held or maintained for the benefit of APS or any APS Subsidiary;

(xi)

contracts or agreements containing covenants limiting the freedom of either APS or an APS Subsidiary to compete in any line of business or with respect to any particular product or service or with any Person;

(xii)

any material contract or agreement, not of the type covered by or excluded from any of the other items of this Section 3.18(a) which by its terms is either (A) not to be completely performed by either APS or an APS Subsidiary within 30 days of the date hereof or (B) is not to terminate, or is not terminable, without penalty to the APS or an APS Subsidiary prior to thirty (30) days from the date hereof; and

(xiii)

any other material contract or agreement which by its terms, is either (A) not to be completely performed by APS or an APS Subsidiary within twelve (12) months of the date hereof or (B) not to terminate, or is not terminable, without penalty to APS or an APS Subsidiary prior to twelve (12) months from the date hereof.

(b)

APS has made available to PRA written summaries of all oral contracts and agreements referred to in Section 3.18(a) of the APS Disclosure Schedule and has made available to PRA true and correct copies of all such written contracts or agreements.  As used in this Agreement, the terms “contract” and “agreement” each mean and include every binding contract, agreement, commitment, understanding, or promise, whether written or oral.

(c)

Each contract or agreement (whether written or oral) of the type described in Section 3.18(a) of this Agreement, whether or not set forth in the APS Disclosure Schedule, is referred to in this Agreement as an “APS Contract”, and neither APS nor any APS Subsidiary knows of, or has received written notice of, any material violation of any APS Contract by any of the other parties thereto.  Each APS Contract is in full force and effect (except for contracts that have expired pursuant to the terms thereof) and is legally valid, binding and enforceable in accordance with its terms (except as may be limited by bankruptcy, fraudulent conveyance, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies).  There are no material defaults by APS or any APS Subsidiary, or, to the Knowledge of APS, any other party, under such APS Contract.  Neither APS nor any APS Subsidiary has received written notice of any default, offset, counterclaim or defense under such APS Contract.  No condition or event has occurred that with the passage of time or the giving of notice or both would constitute a default or breach by APS or any APS Subsidiary, or, to the Knowledge of APS, any other party under the terms of such APS Contract.  All security deposits, reserve funds, and other sums and charges that have become due and payable under such APS Contract have been paid in full.  No party has repudiated any provision of such APS Contract.

3.19

Investments and Interest Rate Risk Management Instruments.

(a)

Except as set forth in Section 3.19(a) of the APS Disclosure Schedule, APS and each APS Subsidiary have good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of APS or any APS Subsidiary.  Such securities are permissible investments under all applicable laws and are valued on the books of APS in accordance with GAAP and SAP.  Except as set forth in Section 3.19(a) of the APS Disclosure Schedule, none of the securities are in default in the payment of principal, interest or dividends or is deemed to be other than temporarily impaired in any material respect.  APS has provided to PRA a copy of the investment policies of APS and the APS Subsidiaries as of June 30, 2010.  There has been no material change in the investment policies of APS and the APS Subsidiaries since June 30, 2010.  APS has provided to PRA a true and correct list of all investments having a positive book value of APS or the APS Subsidiaries as of June 30, 2010.

(b)

All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements entered into for the account of APS or an APS Subsidiary were entered into in the ordinary course of business and, to the Knowledge of APS, in accordance with prudent business practice and applicable rules, regulations and policies of any Governmental Authority and with counterparties believed to be financially responsible at the time.  All of such interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements are legal, valid and binding obligations of APS or an APS Subsidiary enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect.  APS and each APS Subsidiary have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to the Knowledge of APS, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

3.20

Intellectual Property.

(a)

APS or an APS Subsidiary owns or has the right to use, pursuant to license, sublicense, agreement or permission, all Intellectual Property necessary for the operation of the businesses of APS and the APS Subsidiaries as presently conducted.  As used in this Agreement, “Intellectual Property” means all trademarks, service marks, logos, domains and domain names, trade names and corporate names and registrations and applications for registration thereof, copyrights and registrations and applications for registration thereof, computer software (including computer software used in insurance operations or for accounting operations), data and documentation, trade secrets and confidential business information (including financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), other proprietary rights, and copies and tangible embodiments thereof (in whatever form or medium).  Section 3.20(a) of the APS Disclosure Schedule lists all trademarks, service marks, logos, domains and domain names, trade names and corporate names owned by APS and each APS Subsidiary.

(b)

To the Knowledge of APS, neither APS nor any APS Subsidiary has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property of third parties.  None of APS, the APS Subsidiaries, and any of the directors, officers or employees with responsibility for Intellectual Property matters of APS or any APS Subsidiary has ever received any written charge, complaint, claim or notice alleging any such interference, infringement, misappropriation or violation.  To the Knowledge of APS, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of APS or any APS Subsidiary.

(c)

Section 3.20(c) of the APS Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that APS or any APS Subsidiary uses, or intends to use, pursuant to license, sublicense, agreement, or permission other than commercially available off-the-shelf computer software licensed pursuant to shrink-wrap or click-wrap licenses.  APS has made correct and complete copies of all such licenses, sublicenses, agreements and permissions (as amended to date) available to PRA.  With respect to each such item of such Intellectual Property:  (i) the license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable and in full force and effect; (ii) the license, sublicense, agreement or permission will continue to be legal, valid, binding and enforceable and in full force and effect on identical terms on and after the Merger and the Closing Date; (iii) to the Knowledge of APS, no party to the license, sublicense, agreement or permission is in breach or default, and no event of default has occurred which with notice or lapse of time, or both, would constitute a breach or default or permit termination, modification or acceleration thereunder; (iv) to the Knowledge of APS, no party to the license, sublicense, agreement or permission has repudiated any provision thereof; (v) to the Knowledge of APS, with respect to any sublicense, the representations and warranties set forth in (i) through (iv) above are true and correct with respect to the underlying license; and (vi) neither APS nor any APS Subsidiary has granted any sublicense or similar right with respect to the license, sublicense, agreement or permission.

3.21

Real Property; Environmental Liability.

(a)

Neither APS nor any APS Subsidiary owns any right, title or interest in any real property except as described on Section 3.21(a) of the APS Disclosure Schedule (collectively, the “APS Real Property”).  Section 3.21(a) of the APS Disclosure Schedule sets forth a complete and accurate list and general description of all material leases for real property (“APS Real Property Leases”) to which APS or any APS Subsidiary is a party or by which any of them are bound.  APS or an APS Subsidiary has a valid leasehold interest in each APS Real Property Lease in each case free and clear of all Liens except for (i) rights of lessors, mortgagees, co-lessees or sublessees that are reflected in each APS Real Property Lease; (ii) current taxes not yet due and payable; (iii) Liens of public record; and (iv) easements, servitudes, reservations, rights of way, restrictions, covenants, conditions and other similar encumbrances whether of record or apparent on the premises, including, but not limited to, road, highway, pipeline, railroad and utility easements and servitudes, and municipal, zoning and building ordinance and by-laws which do not, individually or in the aggregate, materially interfere with the use, occupancy or operation of real property as currently used, occupied and operated or as intended to be used, occupied and operated; and (v) other Liens or encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of the subject property.  To the Knowledge of APS, the activities of APS and the APS Subsidiaries with respect to all APS Real Property Leases used in connection with their operations are in all material respects permitted and authorized by applicable zoning laws, ordinances and regulations.

(b)

To the Knowledge of APS, APS and the APS Subsidiaries enjoy peaceful and undisturbed possession under all APS Real Property Leases.  APS has made available to PRA complete and correct copies of all of the APS Real Property Leases.  To the Knowledge of APS, each APS Real Property Lease is in full force and effect and is legally valid, binding and enforceable in accordance with its terms (except as may be limited by bankruptcy, fraudulent conveyance, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies).  To the Knowledge of APS, there are no monetary defaults and no material nonmonetary defaults by APS or any APS Subsidiary, or any other party, under any APS Real Property Lease.  To the Knowledge of APS, neither APS nor any APS Subsidiary has received written notice of any default, offset, counterclaim or defense under any APS Real Property Lease.  To the Knowledge of APS, except as set forth in Section 3.5(b) of the APS Disclosure Schedule, no condition or event has occurred which with the passage of time or the giving of notice or both would constitute a default or breach by APS or any APS Subsidiary, or any other party, under any of the terms of any APS Real Property Lease.  All rent, security deposits, reserve funds, and other sums and charges that have become due and payable under the APS Real Property Leases have been paid in full.  To the Knowledge of APS, there are no purchase contracts, options or other agreements of any kind whereby any Person has acquired or will have any basis to assert any right, title or interest in, or right to the possession, use, enjoyment or proceeds of, any part or all of the interests in the real property subject to the APS Real Property Leases.

(c)

APS and APS Subsidiaries are and have been in compliance with all Environmental Laws (as defined in Section 9.17(a) of this Agreement) in all material respects.  No Hazardous Materials (as defined in Section 9.17(a) of this Agreement) have been used, stored, disposed of or released by APS or any APS Subsidiary, under, in, from or affecting property subject to the APS Real Property Leases, other than in the ordinary course of business and in compliance with Environmental Laws.

(d)

Neither APS nor any APS Subsidiary has received any written notice of any violations of any Environmental Laws regarding property subject to the APS Real Property Leases and there are not any legal actions or proceedings commenced or, to the Knowledge of either APS or any APS Subsidiary, threatened by any Person with respect to any such violations.

3.22

State Takeover Laws.  The board of directors of APS has approved the transactions contemplated by this Agreement and taken such action such that the provisions of the TBOC and any other provisions of any state or local “takeover” law applicable to APS will not apply to this Agreement or any of the transactions contemplated by this Agreement.  PRA understands and acknowledges that the Insurance Laws applicable to APS regulate and apply to the change in the ownership of APS as contemplated by this Agreement.

3.23

Insurance Matters.

(a)

Except as set forth in Section 3.23(a) of the APS Disclosure Schedule, all policies, binders, slips, certificates and other agreements of insurance in effect as of the date hereof (including all applications, endorsements, supplements, endorsements, riders and ancillary agreements in connection therewith) issued by the APS Insurance Subsidiaries, and any and all marketing materials, agent agreements, broker agreements, service contracts, and managing general agents agreements to which APS or any APS Subsidiary is a party, are, to the extent required under applicable law, on forms approved by the Insurance Regulators or have been filed with and to the Knowledge of APS, not objected to by such Insurance Regulators within the period provided for objection, and all of such forms comply with the Insurance Laws in all material respects.  As to premium rates established by API Insurance which are required to be filed with or approved by any Insurance Regulators, the rates have been so filed or approved, the premiums charged conform thereto, and such premiums comply with the Insurance Laws.  Section 3.23(a) of the APS Disclosure Schedule sets forth all increases in premium rates for medical professional liability insurance submitted by the API Insurance which have been disapproved by any Insurance Regulators since December 31, 2009.  Section 3.23(a) of the APS Disclosure Schedule lists all correspondence or other written communications from any Insurance Regulator received by APS or API Insurance after December 31, 2009, that requests or suggests that its premium rates, if applicable, for professional liability insurance should be reduced below the current approved premium levels.

(b)

Except as set forth in Section 3.23(b) of the APS Disclosure Schedule, API Insurance has not issued any participating policies or any retrospectively rated policies of insurance with respect to which potential payments exist.

(c)

All reinsurance treaties or agreements entered into on or after January 1, 2000, including retrocessional agreements, to which API Insurance is a party or under which API Insurance has any existing rights, obligations or liabilities are listed on Section 3.23(c) of the APS Disclosure Schedule (the “APS Reinsurance Treaties”).  APS has provided PRA with correct and complete copies of all of such APS Reinsurance Treaties and all such APS Reinsurance Treaties are in full force and effect, and the consummation of the transactions contemplated by this Agreement will not result in the termination of any APS Reinsurance Treaties.  The APS SAP Statements accurately reflect the extent to which, pursuant to Insurance Laws, APS and/or the APS Insurance Subsidiaries are entitled to take credit for reinsurance under the APS Reinsurance Treaties.  APS is unaware of any material adverse change in the financial condition of its reinsurers that might raise concern regarding their ability to honor their reinsurance commitments or of any disputes regarding the collectability of such receivables, except as set forth in Section 3.23(c) of the APS Disclosure Schedule.  No party to any of the APS Reinsurance Treaties has given written notice to APS or any APS Subsidiary that such party intends to terminate or cancel any of the APS Reinsurance Treaties as a result of or following consummation of the Merger.  Each APS Reinsurance Treaty is valid and binding on each party thereto, and none of APS, and, to the Knowledge of APS, any other party thereto, is in default in any material respect with respect to any such reinsurance agreement or treaty.  No APS Reinsurance Treaty contains any provision providing that the other party thereto may terminate the same by reason of the transactions contemplated by this Agreement, or contains any other provision which would be altered or otherwise become applicable by reason of such transactions.  Since January 1, 2007 no APS Reinsurance Treaty has been canceled and there has not been any change in the retention level under any of such reinsurance agreements or treaties.

(d)

The reserves of API Insurance reflected in the APS SAP Statements, gross and net of the reinsurance thereof (collectively, the “APS Reserves”), were prepared in accordance with the requirements for reserves established by the Insurance Regulators, were determined in accordance with SAP and generally accepted actuarial principles consistently applied, were computed on the basis of methodologies consistent in all material respects with those used in prior periods, were fairly stated in all material respects in accordance with sound actuarial and statutory accounting principles, and were established in accordance with prudent insurance practices generally followed in the insurance industry.  The APS Reserves have been analyzed by a nationally recognized actuary pursuant to the reserve analysis identified in Section 3.23(d) of the APS Disclosure Schedule, and management of APS has no disagreements with such actuary in its analysis.  Except for regular periodic assessments based on developments that are publicly known within the insurance industry, no claim or assessment is pending or threatened against APS or any APS Subsidiary which is peculiar or unique to APS or such APS Subsidiary by any state insurance guaranty association in connection with such association’s fund relating to insolvent insurers.

(e)

Section 3.23(e) of the APS Disclosure Schedule lists each consulting actuary, independent or otherwise, that has reviewed, on behalf of APS or any APS Subsidiary, the reserves for losses and loss adjustment expenses of APS or API Insurance and their premium rates for liability insurance and issued a written report in each of the years commencing after December 31, 2007 (collectively the “APS Actuaries” and separately an “APS Actuary”).  Section 3.23(e) of the APS Disclosure Schedule lists each and every actuarial report, and all attachments, supplements, addenda and modifications thereto prepared for or on behalf of APS or any APS Subsidiary by the APS Actuaries, or delivered by the APS Actuaries to APS or any APS Subsidiary, since December 31, 2007, in which an APS Actuary has (i) either expressed an opinion on the adequacy of such reserves for losses and loss adjustment expenses loss reserves or made recommendations as to either the amount of reserves for losses and loss adjustment expenses that should be maintained by APS or API Insurance, or (ii) expressed an opinion as to the adequacy of such premiums or made a recommendation as to the premiums that should be charged by APS or API Insurance for liability insurance (collectively, the “APS Actuarial Analyses”).  To the Knowledge of APS the information and data furnished by APS or any APS Subsidiary to the APS Actuaries in connection with the APS Actuarial Analyses were accurate in all material respects.  APS has made available to PRA a true and correct copy of each of the APS Actuarial Analyses.

(f)

To the Knowledge of APS, there are no inquiries from any applicable Governmental Authority related to the Business that could reasonably be expected to result in APS or the Surviving Corporation being liable for any market conduct claim with respect to the marketing and sale of insurance products.

(g)

No outstanding insurance contract issued, reinsured, or underwritten by API Insurance entitles the holder thereof or any other Person to receive dividends, distributions, or to share in the income of APS or to receive any other benefits based on the revenues or earnings of APS or any other Person.

(h)

Each insurance agent or broker, at the time such agent or broker wrote, sold or produced business for API Insurance or an APS Agency, to the extent required by law, was duly appointed to act as agent and was duly licensed as an insurance agent or broker (for the type of business written, sold or produced by such insurance agent or broker) in the particular jurisdiction in which such agent or broker wrote, sold or produced such business, and no such insurance agent or broker violated (or with or without notice or lapse of time or both would have violated) in any material respect any term or provision of any law or regulation applicable to any aspect (including but not limited to, the marketing, sale or production) of the business of APS and the APS Subsidiaries.

3.24

Financial Segment Matters.

(a)

Except to the extent necessary to wind up its business, APS Financial has ceased its business and day to day operations, including the termination of APS Financials membership in FINRA.  No other APS Subsidiary has offered or sold, or currently offers or sells, securities as a broker or dealer.  Except as set forth in Section 3.12(a) of the APS Disclosure Schedule, neither APS nor APS Financial has received any notice, oral or written, regarding any proceeding or investigation pending or, to the Knowledge of APS, threatened with respect to the prior business operations of APS Financial.

(b)

APS Adviser is a former APS Subsidiary.  Prior to the sale of APS Adviser, effective August 11, 2010 (the “Disposition Date”), it was the only APS Subsidiary engaged in the business of advising others as to the value of securities or as to the advisability of investing in, purchasing, or selling securities either directly or through publications, analyses or reports concerning securities.  As of the Disposition Date, APS Adviser was registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended, and had completed all notice and licensure requirements under all applicable state securities laws and regulations.  Except as set forth in Section 3.12(a) of the APS Disclosure Schedule, prior to the Disposition Date, neither APS nor APS Adviser had received any notice, oral or written, regarding any proceeding or investigation pending or, to the Knowledge of APS, threatened with respect to the business operations of APS Adviser.

(c)

Prior to the Disposition Date, APS Adviser had been in compliance with all material provisions of each investment advisory contract to which it was a party, and the accounts of each client of APS Adviser that were subject to ERISA were managed by APS Adviser in compliance with the applicable requirements of ERISA.

(d)

Except as set forth on Section 3.12(a) of the APS Disclosure Schedule, to the Knowledge of APS, there are no inquiries from any applicable Governmental Authority related to the Business that could reasonably be expected to result in APS or the Surviving Corporation being liable for any market conduct claim with respect to the marketing and sale of financial products.

(e)

APS, APS Financial and, prior to the Disposition Date, APS Adviser have each complied in all material respects with its respective obligations pursuant to the anti-money laundering requirements of the Bank Secrecy Act, as amended by the USA Patriot Act and the regulations promulgated thereunder, and Rule 17a-8 under the Exchange Act.  APS, APS Financial and, prior to the Disposition Date, APS Adviser each have, or have had, an appropriate written anti-money laundering compliance program that meets the requirements of said laws and regulations and, with respect to APS Financial, the requirements of FINRA.

(f)

APS and the APS Subsidiaries are in compliance with the sanctions programs administered by the Office of Foreign Assets Control administered by the U.S. Department of Treasury.

3.25

Adverse Communications.  Except as set forth on Section 3.25 of the APS Disclosure Schedule, since December 31, 2009, neither APS nor API Insurance has received or has Knowledge of:

(a)

any communication from any agent or broker or purchasing group which generates for API Insurance, either directly or indirectly, more than $500,000 in annual gross written premium, which communication cancelled, gave notice of cancellation or threatened cancellation of the relationship between it and API Insurance or the relationship between it and any of its insureds; or

(b)

any communication from any insurance regulatory authority which alleged or complained that APS or API Insurance, or made inquiry to determine whether APS or API Insurance, had not complied with any law or regulation in any material respect.

3.26

Accuracy of Information Supplied.

(a)

All of the representations and warranties made by APS in this Agreement, taken together and with the APS Disclosure Schedule, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements set forth herein and therein, in light of the circumstances in which such statements were made, not materially misleading.  The copies of documents attached to the APS Disclosure Schedule or otherwise made available to APS in connection with the transactions contemplated hereby are accurate and complete in all material respects.

(b)

The Proxy Statement used to solicit approval of the Merger by the shareholders of APS, and all other documents to be filed, if any, by APS with the SEC or any applicable state securities law regulatory authorities relating to this Agreement or the transactions contemplated by this Agreement (including the Merger), at the respective times such documents are filed or become effective, and with respect to the Proxy Statement, from the time of mailing to the shareholders of APS through the date of the meeting of APS shareholders held to approve this Agreement, shall, as to all information provided by APS (and excluding information supplied by PRA for inclusion in such document):  (i) comply with the Securities Act, the Exchange Act and all other applicable laws and regulations; and (ii) not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact and not omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which have become false or misleading.

3.27

No Other Representations or Warranties.  Except for the representations and warranties contained in this Article 3, neither APS nor any other Person on behalf of APS makes any express or implied representation or warranty with respect to APS or with respect to any other information provided to PRA in connection with the transactions contemplated hereby.  Neither APS nor any other Person will have or be subject to any liability or indemnification obligation to the Surviving Corporation or PRA or any other Person resulting from the distribution to PRA, or PRA’s use of, any such information, including any information, documents, projections, forecasts of other material made available to PRA in certain “data rooms” or management presentations in expectation of the transactions contemplated by this Agreement, unless any such information is expressly included in a representation or warranty contained in this Article 3.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF PRA

PRA represents and warrants to APS that the statements contained in this Article 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date was substituted for the date of this Agreement throughout this Article), except (i) as set forth in the disclosure schedule delivered by PRA to APS on the date hereof and signed by the parties (the “PRA Disclosure Schedule”), or (ii) for any changes to the PRA Disclosure Schedule that are disclosed by PRA to APS in accordance with Section 6.7(b) of this Agreement, or (iii) to the extent such representations and warranties speak as of an earlier date.  Nothing in the PRA Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the PRA Disclosure Schedule identifies the exception with reasonable particularity; provided, however, (i) if a specific cross-reference is made in the PRA Disclosure Schedule to an article or section of this Agreement, such information is be deemed to have been disclosed with respect to such other article or section of this Agreement or to a particular PRA Disclosure Schedule, and (ii) the mere inclusion of an exception in the PRA Disclosure Schedule shall not be deemed an admission by PRA that such exception represents a material fact, event or circumstance or would result in a material adverse effect or material adverse change.  The PRA Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article.

4.1

Corporate Organization. PRA is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  PRA has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on PRA.  NEWCO is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

4.2

Authority; No Violation; Consents and Approvals.

(a)

PRA has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.  The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly approved by the board of directors of PRA, and no other corporate proceedings on the part of PRA are necessary to approve this Agreement and to consummate the transactions contemplated by this Agreement.  This Agreement has been duly and validly executed and delivered by PRA and (assuming due authorization, execution and delivery by NEWCO and APS and the receipt of all Requisite Regulatory Approvals) constitutes a valid and binding obligation of PRA, subject to applicable bankruptcy, fraudulent conveyance, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity.

(b)

Neither the execution and delivery of this Agreement by PRA nor the consummation by PRA of the transactions contemplated by this Agreement, nor compliance by PRA with any of the terms or provisions of this Agreement, will (i) violate any provision of the Organizational Documents of PRA or (ii) assuming that all Requisite Regulatory Approvals and all of the consents and approvals referred to in Section 4.2(c) of this Agreement are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to PRA or any of its properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of PRA under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which PRA is a party, or by which it or any of its properties or assets may be bound or affected, except (in the case of clauses (x) and (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, would not have a Material Adverse Effect on PRA.

(c)

Except for (i) the filing of applications, notices and forms with, and the obtaining of approvals from, the Insurance Regulators pursuant to the Insurance Laws, with respect to the transactions contemplated by this Agreement, (ii) the filing with the SEC of the Proxy Statement, (iii) the filing of the Certificate of Merger with the Texas Secretary of State, (iv) the filing of the HSR Act Report with the Pre-Merger Notification Agencies pursuant to the HSR Act, (v) consents, authorizations, orders and approvals required under the HSR Act, (vi) the approval of this Agreement by the requisite votes of the shareholders of APS and the shareholder of NEWCO, (vii) the filing of applications, notices and/or forms with, and/or the obtaining of approvals from, as required, FINRA and the Nasdaq National Market and (viii) as set forth in Section 4.2(c) of the PRA Disclosure Schedule, no consents or approvals of, or filings or registrations with any Governmental Authority or with any other Person are necessary in connection with the execution and delivery by PRA of this Agreement or the consummation by PRA or any PRA Subsidiary of the transactions contemplated by this Agreement.  NEWCO has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.  The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly approved by the board of directors of NEWCO.  The board of directors of NEWCO has directed that this Agreement and the transactions contemplated by this Agreement be submitted to the sole stockholder of NEWCO.  The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly approved by PRA, acting through its board of directors, as the sole stockholder of NEWCO, and no further corporate proceedings on the part of NEWCO are necessary to approve this Agreement and to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by NEWCO and (assuming due authorization, execution and delivery by PRA and APS and the receipt of all Requisite Regulatory Approvals) constitutes a valid and binding obligation of NEWCO, subject to applicable bankruptcy, fraudulent conveyance, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity.

(d)

Neither the execution and delivery of this Agreement by NEWCO nor the consummation by NEWCO of the transactions contemplated by this Agreement, nor compliance by NEWCO with any of the terms or provisions of this Agreement, will (i) violate any provision of the Organizational Documents of NEWCO or (ii) assuming that all Requisite Regulatory Approvals and all of the consents and approvals referred to in Section 4.2(c) of this Agreement are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to NEWCO or any of its properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of NEWCO under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which NEWCO is a party, or by which it or any of its properties or assets may be bound or affected, except (in the case of clauses (x) and (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, will not have or be reasonably likely to have a Material Adverse Effect on NEWCO.

4.3

SEC Reports and Financial Statements of PRA.

(a)

PRA has on a timely basis filed all forms, reports and documents required to be filed by it with the SEC since January 1, 2007 (collectively, the “PRA SEC Reports”).  The PRA SEC Reports and all forms, reports and documents filed by PRA with the SEC between the date hereof and Closing (i) were or will be prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, in all material respects, and (ii) did not at the time they were filed with the SEC, or will not at the time they are filed with the SEC, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  No Subsidiary of PRA is or has been required to file any form, report, registration statement or other document with the SEC.  As used in this Section 4.3, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b)

The financial statements of PRA and its Subsidiaries included in the PRA SEC Reports (including the related notes and schedules) (i) complied or will comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (including, without limitation, Regulation S-X), (ii) were or will be prepared in accordance with GAAP during the periods and at the dates involved (except as may be indicated in the notes thereto and except, in the case of unaudited statements, to the extent permitted by Regulation S-X for Quarterly Reports on Form 10-Q), and (iii) did or will fairly present the consolidated financial condition of PRA and its Subsidiaries at the dates thereof and the consolidated results of operations and cash flows for the periods then ended.

4.4

Broker’s Fees.  Except as set forth in Section 4.4 of the PRA Disclosure Schedule, none of PRA, the Subsidiaries of PRA and their respective officers and directors, has employed any broker or finder or incurred any liability for any broker’s fees or commissions, or investment banker fees or commissions, or finder’s fees in connection with the transactions contemplated by this Agreement.

4.5

Accuracy of Information Supplied.

(a)

All of the representations and warranties made by PRA in this Agreement, taken together and with the PRA Disclosure Schedule, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements set forth herein and therein, in light of the circumstances in which such statements were made, not materially misleading.  The copies of documents attached to the PRA Disclosure Schedule or otherwise made available to PRA in connection with the transactions contemplated hereby are accurate and complete in all material respects.

(b)

The Proxy Statement used to solicit approval of the Merger by the shareholders of APS, and all other documents to be filed with the SEC or any applicable state securities law regulatory authorities relating to this Agreement or the transactions contemplated by this Agreement (including the Merger), at the respective times such documents are filed or become effective, shall, as to all information provided by PRA:  (i) comply with the Securities Act, the Exchange Act and all other applicable laws and regulations; and (ii) not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact and not omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which have become false or misleading.

4.6

Absence of Litigation.  There is no claim, action, proceeding, or investigation pending or, to the Knowledge of PRA, threatened against PRA or any of its properties or assets at law or in equity, and there is no injunction, order, judgment, decree, or finding of any arbitrator or Governmental Authority, in each case, which seeks to or would reasonably be expected to prevent or materially impair or delay the consummation of the Merger or any of the other transactions provided for herein or would reasonably be expected to have a Material Adverse Effect on PRA.

4.7

Compliance with Laws.  Since January 1, 2007, the business and operations of PRA and its Subsidiaries have been conducted in compliance with all applicable laws (including Insurance Laws), except where the failure to so conduct such business and operations would not, individually or in the aggregate, reasonably be expected to prevent or materially impair or delay the consummation of the Merger or any of the other transactions provided for herein or have a Material Adverse Effect on PRA.

4.8

No Other Representations or Warranties; Disclaimers.

(a)

Except for the representations and warranties contained in this Article 4, none of PRA, NEWCO, nor any other Person on behalf of PRA or NEWCO makes any express or implied representation or warranty with respect to PRA or NEWCO or with respect to any other information provided to APS in connection with the transactions contemplated hereby.  None of PRA, NEWCO nor any other Person will have or be subject to any liability or indemnification obligation to APS or any other Person resulting from the distribution to APS, or APS’s use of, any such information unless any such information is expressly included in a representation or warranty contained in this Article 4.

(b)

Each of PRA and NEWCO acknowledge and agree that it (i) has had the opportunity to meet with the management of APS and to discuss the business, assets and liabilities of APS and the APS Subsidiaries, (ii) has had access to such books and records, facilities, equipment, contracts and other assets of APS and the APS Subsidiaries which it and its representatives have desired or requested to review, (iii) has had access to the electronic dataroom maintained by APS for purposes of the transactions contemplated hereby, (iv) has been afforded the opportunity to ask questions of and receive answers from officers of APS, and (v) has conducted its own independent investigation of APS and the APS Subsidiaries, their respective businesses, assets, liabilities and the transactions contemplated hereby.  Without limiting the generality of the foregoing, each of PRA and NEWCO acknowledges and agrees that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to PRA or NEWCO.

4.9

Financing.  As of the Closing, PRA and NEWCO shall have available cash sufficient to pay the Merger Consideration and to consummate the transactions contemplated by this Agreement.  PRA acknowledges that obtaining of any financing is not a condition to Closing.

4.10

No Stockholder Approval.  Except for approval of this Agreement and the transactions contemplated hereby by the board of directors of PRA, no corporate proceedings on the part of PRA are necessary to approve this Agreement and to consummate the transactions contemplated hereby.

ARTICLE 5
COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1

Conduct of Businesses of APS Prior to the Effective Time.

(a)

During the period between the date of this Agreement and the Effective Time, except (i) as may be required by law; (ii) as may be agreed in writing by PRA; (iii) as set forth on Section 5.1(a) of the APS Disclosure Schedule; or (iv) as expressly contemplated or permitted by this Agreement, APS shall, and shall cause each APS Subsidiary to:  (A) conduct its business in the usual, regular and ordinary course consistent with past practice and its current business plan in all material respects; (B) use commercially reasonable efforts to maintain and preserve intact its business organization, employees, agents and significant business relationships and retain the services of its key employees and agents; and (C) take no action which would adversely affect or delay the ability of any party to this Agreement to obtain any Requisite Regulatory Approval for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement; provided, however, that no action or inaction by APS or any APS Subsidiary with respect to matters specifically addressed by any provision of Section 5.2 shall be deemed a breach of this Section 5.1 unless such action or inaction would constitute a breach of such provision of Section 5.2.

(b)

During the period between the date of this Agreement and the Effective Time, APS shall permit PRA’s accounting officers and representatives to meet with the chief financial officer of APS to discuss such matters as PRA may deem reasonably necessary or appropriate for PRA to satisfy its obligations under Sections 302, 404 and 906 of SOX and any rules and regulations relating thereto.

(c)

APS agrees to inform PRA with respect to reserve policies and practices (including levels of reserves) with respect to (i) losses and loss adjustment expenses of the API Insurance, (ii) litigation against APS and the APS Subsidiaries, and (iii) complaints or notices from Governmental Authorities or FINRA alleging failure to comply with the Insurance Laws or Securities Laws.  PRA and APS shall also consult with respect to the character, amount and timing of restructuring charges to be taken by each of them in connection with the transactions contemplated hereby.

5.2

APS Forbearances.  During the period from the date of this Agreement to the Effective Time, except as set forth in the APS Disclosure Schedule, and, except as required by law or expressly contemplated or permitted by this Agreement, APS shall not, and APS shall not permit any APS Subsidiary to, without the prior written consent of PRA (which consent shall not be unreasonably withheld):

(a)

except as set forth on Section 5.2(a) of the APS Disclosure Schedule, incur any indebtedness for borrowed money (other than (i) short-term indebtedness incurred on commercially reasonable terms to refinance indebtedness of APS or any APS Subsidiary, on the one hand, to APS or any APS Subsidiary, on the other hand, (ii) indebtedness for borrowed money incurred pursuant to agreements in effect prior to the execution of this Agreement, as set forth on Section 5.2(a) of the APS Disclosure Schedule, or (iii) as otherwise required in the ordinary course of business consistent with past practice), or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance (except (i) pursuant to agreements in effect prior to the execution of this Agreement, as set forth on Section 5.2(a) of the APS Disclosure Schedule, (ii) pursuant to commission advances in the ordinary course of business or (iii) as otherwise required in the ordinary course of business consistent with past practice) (it being understood and agreed that incurrence of indebtedness in the ordinary course of business shall include entering into repurchase agreements and reverse repurchase agreements);

(b)

except as set forth on Section 5.2(b) of the APS Disclosure Schedule, (i) adjust, split, combine or reclassify any capital stock; (ii) make, declare or pay any dividend or make any other distribution on, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock (except dividends paid on the APS Preferred Stock in accordance with the Certificate of Designation or dividends paid by any APS Subsidiary to APS or any other APS Subsidiary, respectively), (iii) directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock (except the redemption of the APS Preferred Stock as required under the Certificate of Designation, the Preferred Stock Redemption (as defined in Section 6.10 of this Agreement) and repurchases of shares of APS Common Stock by APS and the APS Subsidiaries on the open market in accordance with the rules and regulations of the SEC); (iv) grant any stock options or stock awards or stock appreciation rights or right, or (v) issue any additional shares of capital stock except pursuant to (A) the exercise of APS Stock Options outstanding as of the date of this Agreement, or (B) as permitted under clause (ii) or clause (iv) of this subsection;

(c)

sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any Person other than a Subsidiary, or cancel, release or assign any indebtedness of any such Person or any claims held by any such Person, except (i) in the ordinary course of business consistent with past practice, (ii) pursuant to contracts or agreements in force at the date of this Agreement, or (iii) for such property, assets or indebtedness with a value of less than $50,000;

(d)

except pursuant to contracts or agreements in force at the date of this Agreement, make any material non-portfolio investment (by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets) in any Person other than a Subsidiary;

(e)

except as set forth on Section 5.2(e) of the APS Disclosure Schedule or as contemplated in Section 1.7(b) hereof, and except with respect to subleases of the APS Real Property Leases, enter into, change or terminate any material contract, lease or agreement, other than renewals of contracts, leases and agreements without material adverse changes of terms;

(f)

except as set forth on Section 5.2(f) of the APS Disclosure Schedule, promote any employee of APS or any APS Subsidiary (i) to a level of director or higher or (ii) that is an existing director, vice president or executive officer or otherwise increase in any manner the compensation of the employees of APS and the APS Subsidiaries, or pay any bonus or incentive compensation to such employees; provided that APS and the APS Subsidiaries may make annual increases in the salaries and wages of their employees in the ordinary course of business and consistent with past practice so long as the aggregate amount of the increase in compensation on an annualized basis does not exceed four percent (4%) of the aggregate amount of the compensation paid to the affected employees in the twelve (12) months preceding the effective date of the increase in compensation; and provided further that APS and the APS Subsidiaries may pay to their respective employees 2010 Bonus Compensation (as defined in Section 6.4(f) hereof) in accordance with the terms of Section 6.4(f) hereof;

(g)

except as set forth on Section 5.2(g) of the APS Disclosure Schedule or as contemplated in Section 6.4, Section 1.6(c), or Section 1.7(b) hereof, pay any pension or retirement allowance not required by any existing plan or agreement to any of its employees or become a party to, amend (except as may be required by law) or commit itself to any pension, retirement, profit sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee or accelerate the vesting of any stock options or other stock based compensation;

(h)

settle any claim (other than claims made with respect to insurance policies issued by any APS  Subsidiary for which claims reserves believed by APS’s management to be adequate have been established), action or proceeding involving money damages, except in the ordinary course of business consistent with past practice; provided, however, that prior to the settlement of any lawsuit, claim, action or proceeding against APS or any APS Subsidiary or otherwise in which APS or any APS Subsidiary is a named defendant involving a payment by APS or any APS Subsidiary in excess of $500,000 or the settlement of any ECO, XPL or bad faith claim involving any insurance policy of any APS Subsidiary involving a payment by APS or any APS Subsidiary in excess of $500,000, APS will notify PRA of the terms of the proposed settlement and will consult with PRA regarding the terms of the settlement, but shall not be required to obtain PRA’s consent to the terms of the settlement;

(i)

amend its Organizational Documents;

(j)

other than in accordance with its current investment guidelines, restructure or materially change its investment securities portfolio through purchases, sales or otherwise, or the manner in which such portfolio is classified or reported;

(k)

offer or sell insurance or reinsurance of any type in any jurisdiction other than such lines of insurance and reinsurance that it offers and sells on the date of this Agreement and only in those jurisdictions where it offers and sells such line of insurance and reinsurance on the date of this Agreement;

(l)

take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article 7 of this Agreement not being satisfied, or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law; or

(m)

agree to, or make any commitment to, take any of the actions prohibited by this Section 5.2.

5.3

PRA Forbearances.  During the period from the date of this Agreement to the Effective Time, except as set forth in the PRA Disclosure Schedule, and, except as expressly contemplated or permitted by this Agreement, PRA shall not, and PRA shall not permit NEWCO to, without the prior written consent of APS:

(a)

take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article 7 of this Agreement not being satisfied, or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law;

(b)

take any action that is intended or likely to adversely affect its ability to perform its covenants and agreements under this Agreement; or

(c)

agree to, or make any commitment to, take any of the actions prohibited by this Section 5.3.

ARTICLE 6
ADDITIONAL AGREEMENTS

6.1

Regulatory Matters.

(a)

In connection with the solicitation of approval of the Merger by the shareholders of APS, APS will prepare and file with the SEC, subject to PRA’s review and comment, the preliminary Proxy Statement (which shall comply as to form, in all material respects, with the provisions of Regulation 14A of the Exchange Act and other applicable laws).  PRA and APS will use all reasonable efforts to respond to the comments of the SEC staff with respect to the Proxy Statement.  As soon as practicable after SEC comments, if any, on the preliminary Proxy Statement are resolved, APS shall mail or deliver the definitive Proxy Statement to its shareholders in accordance with Regulation 14A under the Exchange Act.  Prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, APS shall provide PRA with an opportunity to review and comment on such document or response and shall include in such document or response comments reasonably proposed by PRA.  The information provided and to be provided by PRA and APS for use in the Proxy Statement will not, on such date and on the date on which approval of the Merger by the shareholders of APS is obtained, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.  Each of PRA and APS agree promptly to correct any such information provided by it which shall have become false or misleading in any material respect and to take all steps necessary to file with the SEC and have cleared by the SEC any amendment or supplement to the Proxy Statement so as to correct the same and to cause the Proxy Statement so corrected to be distributed to the shareholders of APS to the extent required by applicable law.  To the extent that any disclosure regarding the tax consequences of the Merger is required with respect to the Proxy Statement, APS will be responsible for any tax opinion in support of the disclosure of the material tax consequences.

(b)

To the extent applicable, APS and PRA shall prepare and file with all necessary Governmental Authorities (i) a Notice on Form A and related documents and (ii) the preacquisition notification and report forms and related material on Form E in connection with the Merger.

(c)

Pursuant to the HSR Act, PRA and APS will promptly prepare and file, or cause to be filed, the HSR Act Report with the Pre-Merger Notification Agencies in respect of the transactions contemplated by this Agreement, which filing shall comply as to form with all requirements applicable thereto and all of the data and information reported therein shall be accurate and complete in all material respects.  Each of PRA and APS will promptly comply with all requests, if any, of the Pre-Merger Notification Agencies for additional information or documentation in connection with the HSR Act Report forms filed by or on behalf of each of such parties pursuant to the HSR Act, and all such additional information or documentation shall comply as to form with all requirements applicable thereto and shall be accurate and complete in all material respects.

(d)

Each party shall provide to the other, (i) promptly after filing thereof, copies of all statements, applications, correspondence or forms filed by such party prior to the Closing Date with the SEC, the Pre-Merger Notification Agencies, the Insurance Regulators and any other Governmental Authority in connection with the transactions contemplated by this Agreement and (ii) promptly after delivery to, or receipt from, such regulatory authorities, all written communications, letters, reports or other documents relating to the transactions contemplated by this Agreement.  Nothing in this paragraph shall require either party to provide the other with documents or information that is competitively or commercially sensitive.

(e)

The parties hereto shall cooperate with each other and use their commercially reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Authorities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Authorities.  PRA and APS shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to PRA or APS, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement.  Nothing in this paragraph shall require either party to provide the other with documents or information that is competitively or commercially sensitive.  The cooperation and coordination of each party required under this Section 6.1 shall include giving timely public notice of any public hearings regarding the transactions contemplated by this Agreement and having its representatives attend and testify at such public hearings.  In addition, each of the parties hereto shall act reasonably and as promptly as practicable.  The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated by this Agreement.

(f)

PRA will furnish to APS the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement.  PRA and APS shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders/shareholders and such other matters as may be reasonably necessary or advisable in connection with any other statement, filing, notice or application made by or on behalf of PRA, APS or any of their respective Subsidiaries to any Governmental Authority in connection with the Merger and the other transactions contemplated by this Agreement.

(g)

PRA and APS shall promptly advise each other upon receiving any communication from any Governmental Authority whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval will be materially delayed.

6.2

Access to Information.

(a)

From the date hereof to the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Article 8, upon reasonable notice and subject to applicable laws relating to the exchange of information and to the Confidentiality Agreement dated December 14, 2009 (the “Confidentiality Agreement”), each of PRA and APS shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other party, reasonable access, during normal business hours upon reasonable notice, to all its properties, books, contracts, commitments and records, as the other party may reasonably request, and, during such period, each of PRA and APS shall, and shall cause their respective Subsidiaries to, make available to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or state insurance laws (other than reports or documents which PRA or APS, as the case may be, is not permitted to disclose under applicable law or by agreement); (ii) all other information concerning its business, properties and personnel as such party may reasonably request; and (iii) any other information, confidential or otherwise, relating to the Merger which has not been provided to the other party and is necessary for disclosure in the Proxy Statement, including, but not limited to, the confidential portions of the minutes of APS and APS Subsidiaries that were not provided pursuant to Section 3.3 of this Agreement.  Neither PRA nor APS nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would unreasonably disrupt the operations of such other party or its Subsidiaries, violate or prejudice the rights of PRA’s or APS’s, as the case may be, customers, jeopardize the attorney-client and work product privileges of the entity in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement.  The parties hereto will use commercially reasonable efforts to make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

(b)

Each of PRA and APS agrees to keep confidential, and not divulge to any other party or Person (other than employees of, and attorneys, accountants, financial advisors and other representatives for, any said party who agree to be bound by the Confidentiality Agreement), all non-public documents, information, records and financial statements received from the other and, in addition, any and all reports, information and financial information obtained through audits or other reviews conducted pursuant to this Agreement (unless readily ascertainable from public or published information, or trade sources, or already known or subsequently developed by a party independently of any investigation or received from a third party not under an obligation to the other party to keep such information confidential), and to use the same only in connection with the transactions contemplated by this Agreement; and if the transactions contemplated by this Agreement are not consummated for any reason, each party agrees to promptly return to the other party all written materials furnished by the other party, and all copies thereof, in connection with such investigation, and to destroy all documents and records in its possession containing extracts or summaries of any such non-public information.

(c)

No investigation by either of the parties or their respective representatives shall affect the representations, warranties, covenants or conditions of the other set forth in this Agreement.

6.3

APS Shareholder Approval.  APS shall call a meeting of its shareholders to be held as soon as reasonably practicable after the SEC or its staff advises that it has no further comments to the Proxy Statement for the purpose of obtaining the requisite APS shareholder approval required in connection with this Agreement and the Merger.  APS will, through its board of directors, subject to Section 6.7(a) and the fiduciary obligations of the board of directors, recommend to its shareholders approval of this Agreement and the Merger.

6.4

Employee Plans.

(a)

From and after the Effective Time, the APS Employee Plans in effect as of the date of this Agreement and at the Effective Time shall remain in effect with respect to the current and former employees of APS and the APS Subsidiaries (the “APS Employees”) covered by such APS Employee Plans at the Effective Time, until such time as PRA shall otherwise determine.  PRA agrees that it will honor all APS Employee Plans in accordance with their terms as in effect at the Effective Time, subject to any amendment or termination thereof that may be required or permitted by the plans or applicable law.  In the event employee compensation and/or benefits as currently provided by APS or any APS Subsidiary are changed or terminated by PRA, in whole or in part, PRA shall provide any APS Employees who continue in employment with PRA (the “Continuing Employees”) with compensation and benefits that are, in the aggregate, substantially similar to the compensation and benefits provided to similarly situated employees of PRA or applicable PRA Subsidiary (as of the date any such compensation or benefit is provided).  In accordance with and not in limitation of the provisions of this Section 6.4(a) and Section 6.4(b) below, APS shall, if requested by PRA, terminate the 401(k) Plan immediately preceding the Effective Time, in which event the Continuing Employees shall be eligible to participate in the retirement plan of PRA immediately after the Effective Time and the Continuing Employees will be allowed to transfer their accounts in the 401(k) Plan to the PRA retirement plan.  APS shall authorize the administrator of the 401(k) Plan to provide PRA information for use in its determination whether to terminate the 401(k) Plan prior to the Effective Time or to continue the 401(k) Plan after the Effective Time until it can be merged into the PRA retirement plan.  In the event PRA requests the termination of the APS 401(k) Plan, any Continuing Employee who so elects, shall be permitted to elect a direct rollover of any distribution from the APS 401(k) Plan to the PRA retirement plan, including any outstanding participant loan balance, so as to avoid a deemed distribution and consequent income taxation of such loan balance to such Continuing Employee.

(b)

Subject to the provisions of Section 6.4(a) above, PRA shall use reasonable commercial efforts to make the Continuing Employees eligible to participate in Employee Plans provided to similarly situated employees of PRA or applicable PRA Subsidiary (“PRA Employee Plans”) effective on January 1 following the Effective Time  (the “First Eligibility Date”) unless the Effective Time occurs in the fourth calendar quarter in which event the Continuing Employees shall become eligible to participate in the PRA Employee Plans no later than January 1 following the First Eligibility Date.  The Continuing Employees who become participants in a PRA Employee Plan shall, for purposes of determining eligibility for and for any applicable vesting periods of such employee benefits only (and not for benefit accrual purposes unless specifically set forth herein) be given credit for meeting eligibility and vesting requirements in such plans for service as an employee of APS or any predecessor thereto prior to the Effective Time, provided, however, that credit for benefit accrual purposes will be given only for purposes of PRA vacation policies or programs.  In the event of any termination or consolidation of any APS health plan with any PRA health plan, PRA shall make available to the Continuing Employees and their dependents employer-provided health coverage on substantially the same basis as it provides such coverage to PRA employees.  Unless a Continuing Employee affirmatively terminates coverage under an APS health plan prior to the time that such Continuing Employee becomes eligible to participate in the PRA health plan, or unless a Continuing Employee and/or a dependent of a Continuing Employee has an event which, under the terms of the APS health plan, results in a loss of coverage (which may include a sale or other disposition of an APS Subsidiary or substantially all of the business operations thereof), no coverage of any of the Continuing Employees or their dependents shall terminate under any of the APS health plans prior to the time such Continuing Employees and their dependents become eligible to participate in the health plans, programs and benefits common to all employees of PRA and their dependents.  In the event of a termination or consolidation of any APS health plan, terminated APS employees and qualified beneficiaries will have the right to continued coverage under group health plans of PRA in accordance with Code Section 4980B(f), consistent with the provisions below.  In the event of any termination of any APS health plan, or consolidation of any APS health plan with any PRA health plan, any coverage limitation under the PRA health plan due to any pre-existing condition shall be waived by the PRA health plan to the degree that such condition was covered by the APS health plan and such condition would otherwise have been covered by the PRA health plan in the absence of such coverage limitation.  All APS Employees who cease participating in an APS health plan and become participants in a comparable PRA health plan during any plan year shall receive credit toward the applicable deductible under the PRA health plan for any amounts paid by the employee under APS’s health plan during the applicable plan year, upon substantiation, in a form satisfactory to PRA that such payments have been made.

(c)

It is understood that PRA and its Subsidiaries are “at-will” employers.  Nothing in this Section 6.4 (other than as set forth in Section 6.4(d) and 6.4(e)) shall be interpreted as preventing PRA from terminating the employment of any individual or from amending, modifying or terminating any PRA Employee Plans, or any APS Employee Plans, or any benefits under any PRA Employee Plans or any APS Employee Plans, or any other contracts, arrangements, commitments or understandings, in accordance with their terms and applicable law.

(d)

Section 6.4(d) of the APS Disclosure Schedule sets forth a list of all Persons who are entitled to change of control or severance benefits under the terms of their respective employment agreements with APS or an APS Subsidiary (the “Employment Agreements”), which list sets forth the name of each Person entitled to such benefits and the amounts payable to each of such Persons on a change of control and/or separation from employment, provided that the amounts are subject to Section 5.13 of each of the Employment Agreements.  PRA shall offer to amend the Employment Agreements of the Persons listed in Section 6.4(d) of the APS Disclosure Schedule, consistent with the terms set forth in Section 6.4(d) of the PRA Disclosure Schedule under an agreement to be executed on or before the Effective Time in substantially the form of the agreements included as an exhibit to Section 6.4(d) of the PRA Disclosure Schedule (the “Amendment Agreement”).  In the event any Person listed on Section 6.4(d) of the APS Disclosure Schedule fails to execute an Amendment Agreement at the Effective Time, PRA shall pay to such Person the change of control or severance benefits described in Schedule 6.4(d) of the APS Disclosure Schedule after giving effect to Section 5.13 of each of the Employment Agreements; provided that PRA shall require in connection with such payments that each officer or employee receiving a payment shall execute a resignation and release, in the form attached to Section 6.4(d) of the PRA Disclosure Schedule.

An initial determination as to whether any payment or benefit within the meaning of Section 280G(b)(2) of the Code paid or payable or distributed or distributable to the executive pursuant to the terms of the Employment  Agreement or otherwise in connection with, or arising out of the executive's employment with the Company or the Merger will be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”) shall be made by the Compensation Committee or the Board of Directors of ProAssurance.  In making such determination, the value of any noncash benefits or any deferred payment or benefit shall be determined in accordance with the principles set forth in Sections 280G(d)(3) and (4) of the Code.  ProAssurance shall provide the determination (“Determination”) together with detailed supporting calculations and documentation to the executive prior to delivery of an opinion from its tax adviser and a reasonable time prior to reporting the payments to the Internal Revenue Service or in connection with any subsequent tax dispute or claim for refund between the executive and the Internal Revenue Service.  Within ten (10) days of the delivery of the Determination to the executive, the executive shall have the right to dispute the Determination by providing written notice of the specific bases for the objection with calculations and documentation in support thereof.  In the event of any dispute, controversy or claim by or among the executive, the Company or ProAssurance arising out of or relating to the Determination (a “Dispute”), the disputing parties or their representatives will meet at a mutually agreed upon place and time as soon as reasonably possible (but not later than ten (10) days after notice of the written notice of Dispute) and shall enter into good faith negotiations aimed at resolving the Dispute.  If the parties are unable to resolve the Dispute in a mutually satisfactory manner within ten (10) days from the date of such meeting, the disputing parties will proceed as follows.

The disputing parties will endeavor to choose a mutually-acceptable mediator and mediation process to supplement their efforts at negotiating a resolution of any Dispute.  The mediator shall be an experienced attorney, CPA or other tax professional knowledgeable regarding Code Section 280G and the substance of the issues subject to Dispute in the Determination.  If the parties cannot agree on a mediation process within ten (10) days after any party has, by notice to each other disputing party, demanded mediation, then the parties shall engage in good faith mediation under the auspices of JAMS, using a mediator sitting in the Austin, Texas metropolitan area and otherwise in accordance with the JAMS Mediation Rules and Procedures then in effect.  The Company will bear the costs of mediation, including the fees and expenses of the mediator.  Each disputing party shall be responsible for its own legal and other professional fees and expenses incurred in connection with such mediation.  If the parties cannot agree on a mediator within ten (10) days after the initiation of mediation efforts through JAMS, any disputing party may request JAMS to appoint a neutral mediator in the Austin, Texas, metropolitan area, and each disputing party shall agree to such appointment except for good cause shown.

In the event of a Dispute, ProAssurance shall have the right to delay payment of that portion of the disputed amount that would potentially trigger the obligation to report and withhold the Excise Tax pending completion of the negotiation and mediation dispute resolution process described above; provided, however, all undisputed amounts shall be paid in the form and at the time otherwise required by the Employment Agreement, plans or other applicable documents.  If the parties are unable to resolve the Dispute through the negotiation and mediation dispute resolution process described above, ProAssurance will have the right to report and withhold the Excise Tax upon payment of the remaining amounts subject to Dispute.  Nothing herein will limit the legal or equitable remedies or actions otherwise available to the Executive, including without limitation the right to claim reimbursement for any amounts that should have been paid to the Executive.  If there is no Dispute, the Determination will be binding, final and conclusive upon the Company, ProAssurance and the executive.

(e)

PRA shall assume and honor in accordance with their terms the agreements listed in Section 6.4(e) of the APS Disclosure Schedule with respect to the provision of benefits to current or former employees beyond their retirement or other termination of service, which obligations shall survive the termination of any employment agreements pursuant to Section 6.4(c).

(f)

PRA agrees that APS and the APS Subsidiaries may pay their employees performance-based, annual incentive compensation for the year ending December 31, 2010 (the “2010 Bonus Compensation”); provided that the 2010 Bonus Compensation shall be determined by the compensation committee of APS, that the total amount of the 2010 Bonus Compensation shall not exceed $2,050,000, and that the 2010 Bonus Compensation shall be payable as herein provided.  APS shall deliver to PRA prior to Closing a written schedule reflecting the amount of the 2010 Bonus Compensation, if any, to be paid to the individual employees of APS and the APS Subsidiaries at the time of Closing, which schedule shall reflect the name and position of each employee entitled to receive part of the 2010 Bonus Compensation and the amount of the 2010 Bonus Compensation to be paid to each of the named employees (the “2010 Bonus Schedule”).  PRA shall cause APS and the APS Subsidiaries to pay to the employees named on the 2010 Bonus Schedule the amount of the 2010 Bonus Compensation reflected on the 2010 Bonus Schedule as payable to each of said employees.  The 2010 Bonus Compensation shall be paid to the employees then employed by APS and the APS Subsidiaries no sooner than February 28, 2011 nor later than March 15, 2011, except that the 2010 Bonus Compensation may be sooner paid (i) to an employee upon termination of employment if such employment is terminated by the employer without cause after December 31, 2010 or (ii) to an employee named in Section 6.4(d) of the APS Disclosure Schedule immediately prior to the Closing.  Each employee named on the 2010 Bonus Schedule shall be a third party beneficiary of this Agreement for the purpose of receiving the amounts set forth in the 2010 Bonus Schedule in accordance with this Section 6.4(f).

(g)

Notwithstanding anything herein to the contrary, all payments made to the APS Employees under this Section 6.4 shall be subject to withholding required by applicable federal, state and local taxing authorities.

(h)

The Persons to whom Sections 6.4(d) and 6.4(e) apply shall be third party beneficiaries of such sections.  The provisions of Sections 6.4(d) and 6.4(e) are intended to be for the benefit of each such Person and his or her successors, heirs or representatives.  Notwithstanding the foregoing, nothing contained herein, whether express or implied, shall (i) be treated as an amendment or other modification of any APS Employee Plan or any PRA Employee Plan or (ii) limit the right of APS or PRA or its respective affiliates or Subsidiaries to amend, terminate or otherwise modify any benefit plan following the Effective Time.

(i)

The obligations of the parties to this Agreement under this Section 6.4 shall survive after the Effective Time in accordance with the terms herein this Section 6.4.

6.5

WARN Act.  PRA agrees to provide any required notice under the WARN Act and any other applicable law after the Effective Time and to otherwise comply with any such statute with respect to any “plant closing” or “mass layoff” (as defined in the WARN Act or any other applicable law) or similar event affecting employees and occurring on or after the Effective Time.

6.6

Directors’ and Officers’ Indemnification and Insurance.

(a)

PRA shall use its best efforts to cause the individuals serving as officers and directors of APS and the APS Subsidiaries immediately prior to the Effective Time as listed in Section 6.6(a) of the APS Disclosure Schedule, to be covered for a period of six (6) years from the Effective Time (or the period of the applicable statute of limitations, if longer) by the directors’ and officers’ liability insurance policy maintained by APS or the APS Subsidiary (provided that PRA may substitute policies of the same or substantially similar coverage and amounts containing terms and conditions which are not less advantageous in any material respect than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall PRA be required to expend more than 400% of the current amount expended by APS or the APS Subsidiary (400% of such current amount is referred to herein as the “Insurance Premium Amount”) to maintain or procure insurance coverage pursuant hereto; and provided further, that if PRA is unable to maintain or obtain the insurance called for by this Section 6.6, PRA shall use its best efforts to obtain as much comparable insurance as available for the Insurance Premium Amount.

(b)

In addition to the indemnification under Sections 6.6(a) and 6.6(c), PRA shall cause the Surviving Corporation or APS Subsidiary, as the case may be, to honor in accordance with their terms all agreements and commitments to indemnify, defend and hold harmless each Person who is now, or who has been at any time before the date hereof or who becomes before the Effective Time, an officer, director or employee of APS or an APS Subsidiary (collectively the “Indemnified Parties” and individually, each an “Indemnified Party”), against all losses, claims, damages, costs, expenses (including attorney’s fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, or administrative (each a “Claim”), in which an Indemnified Party is, or is threatened to be made, a party or witness in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of APS or an APS Subsidiary, as the case may be, if such Claim pertains to any matter of fact arising, existing or occurring at or before the Effective Time (including, without limitation, the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or after, the Effective Time, to the fullest extent APS or an APS Subsidiary, as the case may be, is permitted under Organizational Documents of APS or an APS Subsidiary, as the case may be, applicable law and the indemnity arrangements in effect as of the date of this Agreement. For the avoidance of doubt, the Surviving Corporation and each APS Subsidiary shall be liable only for its own obligations under this Section 6.6(b) and PRA, the Surviving Corporation or any APS Subsidiary shall not be liable for the obligations of any other APS Subsidiary or APS, as the case may be. Section 6.6(b) of the APS Disclosure Schedule lists each Indemnified Party who is now or has been at any time since January 1, 2000 an officer or director of APS or an APS Subsidiary, or who is now or has been at any time since January 1, 2008 an employee of APS or an APS Subsidiary.  PRA shall cause the Surviving Corporation and APS Subsidiary, as the case may be, to pay expenses in advance of the final disposition of any Claim to each Indemnified Party to the full extent provided in the Organizational Documents of APS or the APS Subsidiary, as the case may be, as of the date of this Agreement.  The Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with the Surviving Corporation or APS Subsidiary, as the case may be; provided, however, that (i) the Surviving Corporation or the APS Subsidiary, as the case may be, shall have the right to assume the defense thereof and upon such assumption the Surviving Corporation or APS Subsidiary, as the case may be, shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if the Surviving Corporation or APS Subsidiary, as the case may be, elects not to assume such defense the Indemnified Party may retain counsel reasonably satisfactory to him after consultation with the Surviving Corporation or APS Subsidiary, as the case may be, and PRA shall cause the Surviving Corporation or APS Subsidiary, as the case may be,  to pay the reasonable fees and expenses of such counsel for the Indemnified Party, (ii) the Surviving Corporation or APS Subsidiary, as the case may be, shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties except to the extent representation by a single firm or attorney is, in the absence of an informed consent by the Indemnified Party, prohibited by ethical rules relating to lawyers’ conflicts of interest, (iii) the Surviving Corporation or APS Subsidiary, as the case may be, shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld), (iv) the Surviving Corporation or APS Subsidiary, as the case may be, shall have no obligation hereunder to any employee of APS Financial with respect to any claim arising from a violation of the Securities Laws, provided that, for the avoidance of doubt, it is agreed that the Persons listed on Section 6.6(b)(iv) of the APS Disclosure Schedule are not, and at no

time have been, employees of APS Financial, it being acknowledged that such persons were serving as officers or directors of APS Financial at the request of each APS Subsidiary, (v) the Surviving Corporation or APS Subsidiary, as the case may be, shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated by this Agreement is prohibited by applicable law, and (vi) the Surviving Corporation or APS Subsidiary, as the case may be, shall have no obligation hereunder to any Indemnified Party for which and to the extent payment is actually and unqualifiedly made to such Indemnified Party under any insurance policy, any other agreement for indemnification or otherwise. The Surviving Corporation or APS Subsidiary, as the case may be, shall not enter into any settlement agreement on behalf of any Indemnified Party unless such settlement agreement contains a full release of all claims.  Any Indemnified Party wishing to claim Indemnification under this Section 6.6(b), upon learning of any Claim shall notify the Surviving Corporation or APS Subsidiary, as the case may be, thereof, provided that the failure to so notify shall not affect the obligations of the Surviving Corporation or APS Subsidiary, as the case may be, under this Section 6.6(b) except to the extent such failure to notify materially prejudices the Surviving Corporation or APS Subsidiary, as the case may be.  The Surviving Corporation’s and APS Subsidiaries’ obligations under this Section 6.6(b) continue in full force and effect for a period of six (6) years from the Effective Time (or the period of the applicable statute of limitations, if longer); provided, however, that all rights to indemnification in respect of any Claim asserted or made within such period shall continue until the final disposition of such Claim.

(c)

In addition to the indemnification under Sections 6.6(a) and 6.6(b), as of the Closing, PRA shall fully assume and agrees to pay, perform and discharge all obligations of APS under indemnity agreements (the “Indemnity Agreements”) for the Persons listed in Section 6.6(c) of the APS Disclosure Schedule (collectively the “Indemnity Agreement Parties” and individually, each an “Indemnity Agreement Party”);  provided, however, that PRA shall not assume any obligation to provide liability insurance coverage under the Indemnity Agreements but instead shall only be obligated to provide insurance for the Indemnity Agreement Parties as and to the extent required in Section 6.6(a) hereof.

(d)

The Indemnified Parties and Indemnity Agreement Parties to whom this Section 6.6 applies shall be third party beneficiaries of this Section 6.6.  The provisions of this Section 6.6 are intended to be for the benefit of each Indemnified Party and each Indemnity Agreement Party and his or her successors, heirs or representatives.

(e)

The obligations of the parties to this Agreement under this Section 6.6 shall survive after the Effective Time in accordance with the terms herein this Section 6.6.

6.7

Advice of Changes.

(a)

PRA and APS shall give prompt notice to the other party as soon as practicable after it has actual Knowledge of (i) the occurrence, or failure to occur, of any event which would or would be likely to cause any party’s representations or warranties contained in this Agreement to be untrue or incorrect in any material respect at any time from the date of this Agreement to the Closing Date, or (ii) any failure on its part to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by such party under this Agreement.  Each party shall have the right to deliver to the other party a written disclosure schedule as to any matter of which it becomes aware following execution of this Agreement which would constitute a breach of any representation, warranty or covenant of this Agreement by such party, identifying on such disclosure schedule the representation, warranty or covenant which would be so breached, provided that if the failure of such representation, warranty or covenant would reasonably be expected to result in any condition to the obligations of the other party to effect the Merger and the other transactions provided for in this Agreement not to be satisfied, then each such disclosure schedule shall be delivered as soon as practicable after such party becomes aware of the matter disclosed therein.  The nondisclosing party shall have ten (10) business days from receipt of such disclosure schedule to notify the disclosing party that (x) it will close notwithstanding the new disclosure, or (y) it will not close based on such new disclosure, or (z) further investigation or negotiation is required for it to reach a determination whether or not to close based on such new disclosure.  If the parties thereafter are unable to reach agreement on a mutually satisfactory means of resolving the matter so disclosed, the nondisclosing party shall have the right, in its discretion, to terminate this Agreement to the extent such termination is permitted under Section 8.1 of this Agreement.

(b)

PRA shall update the PRA Disclosure Schedule (the “Closing Date PRA Disclosure Schedule”) to a date that is no earlier than ten (10) business days prior to the Closing Date and no later than seven (7) business days prior to the Closing Date and shall deliver the Closing Date PRA Disclosure Schedule to APS not less than three (3) business days prior to the Closing Date.  APS shall update the APS Disclosure Schedule (the “Closing Date APS Disclosure Schedule”) to a date that is no earlier than ten (10) business days prior to the Closing Date and no later than seven (7) business days prior to the Closing Date and shall deliver the Closing Date APS Disclosure Schedule to PRA not less than three (3) business days prior to the Closing Date.  The obligation of PRA to deliver to APS the Closing Date PRA Disclosure Schedule as provided above shall be a material obligation for purposes of Section 7.3(b) hereof, and the obligation of APS to deliver to PRA the Closing Date APS Disclosure Schedule shall be a material obligation for purposes of Section 7.2(b) hereof.

6.8

Additional Agreements.  In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including any merger between a Subsidiary of PRA and an APS Subsidiary) or to vest PRA or any of its Subsidiaries with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to this Agreement or the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, PRA.

6.9

Negotiations with Other Parties.

(a)

So long as this Agreement remains in effect and no notice of termination has been given under this Agreement, APS shall not authorize or knowingly permit any of its representatives, directly or indirectly, to initiate, entertain, solicit, encourage, engage in, or participate in, negotiations with any Person or any group of Persons other than the other party to this Agreement or any of its affiliates concerning any Acquisition Proposal (as defined in Section 6.9(c) of this Agreement) other than as expressly provided in this Agreement.  APS will promptly inform PRA of any serious, bona fide inquiry it may receive with respect to any Acquisition Proposal and shall furnish to PRA a copy thereof.

(b)

Nothing contained in this Agreement shall prohibit APS or its board of directors from making such disclosures to its shareholders as are required under the Securities Laws or the rules of FINRA or the Nasdaq National Market or from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act.  Nothing contained in this Agreement shall prohibit the board of directors of APS from either furnishing information to, or entering into discussions or negotiations with, any Person or group of Persons regarding any Acquisition Proposal, or approving and recommending to the shareholders of APS an Acquisition Proposal from any Person or group of Persons, if the board of directors of APS determines in good faith that failing to take such action would be inconsistent with its fiduciary duties under applicable law.  In connection with any such determination, (i) APS shall direct its officers and other appropriate personnel to cooperate with and be reasonably available to consult with any such Person or group of Persons, (ii) APS will disclose to PRA that it is furnishing information to, or entering into discussions or negotiations with, such Person or group of Persons, which disclosure shall describe the terms thereof (but need not identify the Person or group of Persons making the offer), (iii) prior to furnishing such information to such Person or group of Persons, APS shall enter into a written agreement with such Person or group of Persons which provides for, among other things, (A) the furnishing to APS of information regarding such Person or group of Persons that is relevant to its ability to finance and otherwise perform its obligations under its Acquisition Proposal; (B) the confidentiality of all non-public information furnished to such Person or group of Persons by APS; and (C) procedures reasonably satisfactory to APS that are designed to restrict or limit the provision of information regarding APS that could be used to the competitive disadvantage of APS, or in a manner that would be detrimental to the interests of its shareholders; (iv) APS will not furnish any non-public information regarding PRA or the transactions contemplated hereby; and (v) APS will keep PRA informed of the status of any such discussions or negotiations (provided that APS shall not be required to disclose to PRA confidential information concerning the business or operations of such Person or group of Persons).

(c)

As used in this Agreement, “Acquisition Proposal” means (i) any proposal for a transaction or series of transactions that would result in any Person or group of Persons, other than PRA or APS, having the right to vote, or direct the vote of, fifteen percent (15%) or more of the capital stock of APS or any of the APS Subsidiaries entitled to vote thereon for the election of directors; (ii) any proposal for a transaction or series of transactions that could result in any Person acquiring fifteen percent (15%) or more of the assets of APS and the APS Subsidiaries, taken as a whole, other than in the ordinary course of business; (iii) any proposal for a transaction or series of transactions that would result in any Person being the beneficial owner of more than fifteen percent (15%) of the outstanding capital stock and other voting securities of APS, other than as contemplated by this Agreement; or (iv) any proposal for a transaction similar to the foregoing.

(d)

Notwithstanding the foregoing, the board of directors of APS shall not recommend an Acquisition Proposal to its shareholders pursuant to Section 6.9(b) unless APS shall have delivered to PRA prior written notice advising PRA that APS or its board of directors intends to take such action with respect to an Acquisition Proposal, specifying in reasonable detail the material terms and conditions of the Acquisition Proposal, this notice to be delivered not less than five (5) business days prior to the time the action is taken, and, during this five (5) business day period, PRA shall have the right, and upon exercise of such right, APS and its advisors shall negotiate in good faith with PRA, to make such adjustments in the terms and conditions of this Agreement such that such Acquisition Proposal would no longer constitute a superior proposal.

6.10

Preferred Stock Redemption.  Prior to the record date for the APS shareholders’ meeting to vote on the Merger, but in no event later than September 30, 2010, APS shall redeem all issued and outstanding shares of APS Preferred Stock (the “Preferred Stock Redemption”).

6.11

Right to Vote APS Shares.  The parties agree that PRA shall have the right to vote shares of APS Common Stock held by PRA on the record date at the shareholders’ meeting called for the purpose of voting on the Merger.

ARTICLE 7
CONDITIONS PRECEDENT

7.1

Conditions to Each Party’s Obligation to Effect the Merger.  The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a)

This Agreement and the transactions contemplated by this Agreement shall have been approved and adopted by the requisite affirmative vote of the shareholders of APS entitled to vote thereon.

(b)

All approvals of Governmental Authorities required to consummate the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired, without the imposition of any condition which in the reasonable judgment of PRA is materially burdensome upon PRA or its Subsidiaries (all such approvals and the expiration of all such waiting periods being referred to in this Agreement as the “Requisite Regulatory Approvals”).  Without limiting the generality of the foregoing (i) the HSR Act Report shall have been submitted to the Pre-Merger Notification Agencies, and the waiting period under the HSR Act shall have expired or notice of early termination of the waiting period shall have been received; (ii) the definitive Proxy Statement shall have been filed with the SEC after all SEC comments have been resolved, and (iii) the Merger and the transfer of ownership of APS and the APS Subsidiaries shall have been approved by the Insurance Regulators, to the extent such approvals are required.

(c)

No order, injunction or decree issued by any Governmental Authority of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits, materially restricts or makes illegal the consummation of the Merger.

7.2

Conditions to Obligation of PRA.  The obligation of PRA to effect the Merger is also subject to the satisfaction or waiver by PRA at or prior to the Effective Time of the following conditions:

(a)

APS shall have performed in all material respects all material obligations required to be performed by it under this Agreement at or prior to the Closing Date, and PRA shall have received a certificate signed on behalf of APS by the Chief Executive Officer and the Chief Financial Officer of APS to such effect.

(b)

The representations and warranties of APS contained in this Agreement shall be true and correct on and as of the Closing Date as if made on and as of such date (except (i) to the extent that any such representation or warranty has by its terms been made as of a specific date in which case such representation or warranty shall have been true and correct as of such specific date or (ii) for any changes to the APS Disclosure Schedule that are disclosed by APS to PRA in the Closing Date APS Disclosure Schedule); provided, however, that if the failure of any such representations and warranties to be true and correct on and as of the Closing Date, individually or in the aggregate, has not resulted or reasonably could not be expected to result in a Material Adverse Effect on APS and the APS Subsidiaries, taken as a whole, the foregoing condition shall be deemed to have been fulfilled; provided, further, that the delivery of the Closing Date APS Disclosure Schedule is subject to the last sentence of Section 6.7(a) herein.

(c)

The condition (financial or otherwise), business, net worth, operations, assets, properties, liabilities or results of operations of APS and the APS Subsidiaries, taken as a whole, shall not have suffered a Material Adverse Effect.

(d)

No legal, administrative, arbitral or other written inquiry, proceeding, claim or action shall have been initiated by any Securities Regulator or SRO alleging violations of Securities Laws by APS, any APS Subsidiary or any director or officer of APS or any APS Subsidiary, which action has not been dismissed with prejudice.

(e)

The holders of not more than twenty-five percent (25%) of all the outstanding shares of APS shall have exercised their right to dissent and obtain payment for their shares under applicable law with respect to, or as a result of, the Merger.

(f)

The Preferred Stock Redemption shall have occurred before the record date for the APS stockholders’ meeting to vote on the Merger.

7.3

Conditions to Obligation of APS.  The obligation of APS to effect the Merger is also subject to the satisfaction or waiver by APS at or prior to the Effective Time of the following conditions:

(a)

Each of PRA and NEWCO shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and APS shall have received a certificate signed on behalf of PRA by the Chief Executive Officer and the Chief Financial Officer of PRA to such effect.

(b)

The representations and warranties of PRA and NEWCO contained in this Agreement shall be true and correct on and as of the Closing Date as if made on and as of such date (except (i) to the extent that any such representation or warranty has by its terms been made as of a specific date in which case such representation and warranty shall have been true and correct as of such specific date or (ii) for any changes to the PRA Disclosure Schedule that are disclosed by PRA to APS in the Closing Date PRA Disclosure Schedule); provided, however, that if the failure of any such representations and warranties to be true and correct on and as of the Closing Date would not reasonably be expected to prevent the consummation of the Merger, the foregoing condition shall be deemed to have been fulfilled; provided, further, that the delivery of the Closing Date PRA Disclosure Schedule is subject to the last sentence of Section 6.7(a) herein.

ARTICLE 8
TERMINATION AND AMENDMENT

8.1

Termination.  This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of APS:

(a)

by mutual consent of PRA and APS in a written instrument, if the board of directors of PRA and the board of directors of APS so determine to terminate this Agreement by an affirmative vote of a majority of the members of each board;

(b)

by either PRA or APS if (i) any Governmental Authority which must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable or any Governmental Authority of competent jurisdiction shall have issued a final nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and (ii) the board of directors of PRA or the board of directors of APS, as the case may be, determines to terminate this Agreement by an affirmative vote of a majority of the members of its entire board;

(c)

by either PRA or APS (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement) if (i) there shall have been a breach of any of the representations and warranties set forth in this Agreement on the part of the other party, which breach is not cured within forty-five (45) days following written notice to the party committing such breach, or which breach, by its nature or timing, cannot be cured prior to the Closing Date, and (ii) the board of directors of PRA or the board of directors of APS, as the case may be, determines to terminate this Agreement by an affirmative vote of a majority of the members of its entire board; provided, however, that no representation or warranty of either party contained in this Agreement shall be deemed untrue or incorrect, and neither party shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any representation or warranty, has had or is reasonably expected to have a Material Adverse Effect on such party;

(d)

by PRA upon written notice to APS if the board of directors of APS does not, or shall indicate in writing to PRA that APS is unwilling or unable to, publicly recommend in the Proxy Statement that its shareholders approve and adopt this Agreement, or if after recommending in the Proxy Statement that its shareholders approve and adopt this Agreement, the board of directors of APS shall have withdrawn, modified or amended such recommendation in any respect materially adverse to PRA (each an “APS Recommendation Event”), provided that any such notice of termination must be given not later than forty-five (45) days after the later of the date PRA shall have been advised by APS in writing that APS is unable or unwilling to so recommend in the Proxy Statement or that it has withdrawn, modified or amended such recommendation, or such later date as may be agreed upon by PRA and APS;

(e)

by PRA upon written notice to APS if APS shall have authorized, recommended, approved, proposed, or entered into an agreement with any Person other than PRA or NEWCO to effect an Acquisition Proposal;

(f)

by either PRA or APS if approval of the shareholders of APS required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment or postponement thereof;

(g)

by PRA if the Closing Date APS Disclosure Schedule discloses any Material Adverse Effect on APS or any change from the APS Disclosure Schedule which has, or is likely to have, a Material Adverse Effect on APS;

(h)

by written notice from APS to PRA, or from PRA to APS, if the Closing does not occur on or before the date that is twelve (12) months following the date of this Agreement, for any reason other than breach of this Agreement by the party giving such notice;

(i)

by APS upon the occurrence of an APS Acquisition Event (as defined in Section 8.5(a) hereof) or APS Recommendation Event, provided that APS shall not have the right to terminate unless it has complied with the terms and conditions of Section 6.9(d);

(j)

by APS if approval of the shareholders of APS required for the consummation of the Merger shall have been obtained but PRA fails to meet its obligation under Section 2.2 to fund the Merger Consideration, and such failure has not been cured within five (5) business days; or

(k)

by PRA if APS fails to call and hold the meeting of its shareholders as required by Section 6.3 of this Agreement; provided, however, that the failure of shareholders holding shares constituting a quorum to attend in person or by proxy a meeting duly called for the purpose of approving the Merger shall not constitute a failure of APS to call and hold a meeting of its shareholders as required by Section 6.3 of this Agreement.

8.2

Effect of Termination.  In the event of termination of this Agreement by either PRA or APS as provided in Section 8.1 of this Agreement, (i) this Agreement shall forthwith become void and have no effect, except that Sections 6.2(b), 8.2, 8.5, 9.2, 9.3, 9.4, 9.12, and 9.15 of this Agreement shall survive any termination of this Agreement, and (ii) none of PRA, NEWCO, and APS, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever under this Agreement, or in connection with the transactions contemplated by this Agreement, except as otherwise provided in Section 8.5 of this Agreement; provided, however, that notwithstanding anything to the contrary contained in this Agreement, neither PRA nor APS shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

8.3

Amendment.  Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by the board of directors of PRA and the board of directors of APS, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of APS; provided, however, that after any approval of the transactions contemplated by this Agreement by the shareholders of APS, there may not be any amendment of this Agreement that by law or in accordance with the rules of any stock exchange requires further approval by the shareholders of APS without such further approval of such shareholders.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

8.4

Extension; Waiver.  At any time prior to the Effective Time, the parties to this Agreement may, to the extent legally allowed and subject to Section 8.3, (a) extend the time for the performance of any of the obligations or other acts of the other parties to this Agreement, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained in this Agreement.  Any agreement on the part of a party to this Agreement to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

8.5

Liquidated Damages; Termination Fee.

(a)

Notwithstanding anything to the contrary contained in this Agreement, in the event that any of the following events or circumstances shall occur, APS shall, within ten (10) business days after notice of the occurrence thereof by PRA, pay to PRA the sum equal to $8,500,000 (which the parties agree and stipulate as reasonable and full liquidated damages and reasonable compensation for the involvement of PRA in the transactions contemplated in this Agreement, is not a penalty or forfeiture, and will not affect the provisions of this Section 8.5): (i) at any time prior to termination of this Agreement an APS Acquisition Event shall occur; (ii) PRA shall terminate this Agreement pursuant to (x) Section 8.1(c) hereof as a result of a breach by APS that would reasonably be expected to cause the conditions in Sections 7.1, 7.2(a) and 7.2(b) not to be satisfied on or prior to the date that is twelve (12) months after the date of execution of this Agreement, (y) Section 8.1(d) or (z) Section 8.1(e); (iii) APS shall terminate this Agreement pursuant to Section 8.1(i), or (iv) PRA shall terminate this Agreement pursuant to Section 8.1(k) unless APS’ failure to call and hold a meeting of its shareholders as required by Section 6.3 is the result of any law, injunction, restraining order or decree of any nature of any Governmental Authority.  For purposes of this Agreement an “APS Acquisition Event” shall mean that APS shall have authorized, recommended, approved, or entered into an agreement with any Person (other than any of the parties to this Agreement) to effect an Acquisition Proposal or shall publicly announce an intention to recommend or approve a tender offer or exchange offer by another Person based on an Acquisition Proposal.  Upon the making and receipt of such payment under this Section 8.5(a), APS shall have no further obligation of any kind under this Agreement and neither PRA nor NEWCO shall have any further obligation of any kind under this Agreement, except in each case under Section 8.2 of this Agreement, and no party shall have any liability for any breach or alleged breach by such party of any provision of this Agreement.

(b)

Notwithstanding anything to the contrary contained in this Agreement, in the event that APS shall terminate this Agreement pursuant to (i) Section 8.1(c) hereof as a result of a breach by PRA that would reasonably be expected to cause the conditions in Sections 7.1 and 7.3 not to be satisfied on or prior to the date that is twelve (12) months after the date of execution of this Agreement or (ii) Section 8.1(j) hereof, PRA shall, within ten (10) business days after notice of the occurrence thereof by APS, pay to APS the sum equal to $8,500,000 (which the parties agree and stipulate as reasonable and full liquidated damages and reasonable compensation for the involvement of APS in the transactions contemplated in this Agreement, is not a penalty or forfeiture, and will not affect the provisions of this Section 8.5(b)).  Upon the making and receipt of such payment under this Section 8.5(b), neither PRA nor NEWCO shall have any further obligation of any kind under this Agreement and APS shall have no further obligation of any kind under this Agreement, except in each case under Section 8.2 of this Agreement, and no party shall have any liability for any breach or alleged breach by such party of any provision of this Agreement.

ARTICLE 9
GENERAL PROVISIONS

9.1

Closing.  Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) will take place at 10:00 a.m. Austin, Texas time on a date and at a place to be specified by the parties, which shall be no later than two (2) business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article 7 of this Agreement, unless extended by mutual agreement of the parties (the “Closing Date”).  The parties shall use their respective best efforts to cause the Closing Date to occur on or before the date that is twelve (12) months following the execution date of this Agreement.  The parties shall cause the Certificate of Merger to be filed with the Texas Secretary of State on or before the Closing Date or as soon thereafter as is possible.  The parties shall take such further actions as may be required by the laws of the State of Delaware and the laws of the State of Texas in connection with such filing and the consummation of the Merger. In addition, at the Closing:

(a)

APS will deliver to PRA:

(i)

An officers’ certificate, in a form reasonably acceptable to PRA, duly executed on APS’s behalf, as to whether each condition specified in Sections 7.2(a)-7.2(f) has been satisfied in all respects.

(ii)

A secretary’s certificate, in a form reasonably acceptable to PRA, duly executed on APS’s behalf, certifying, among other things specified therein, as to resolutions unanimously adopted by the board of directors of APS with respect to the Merger and the transactions contemplated thereby, and certifying that such resolutions have not been altered, amended, modified, or rescinded, remain in full force and effect on the Closing Date, and constitute the only resolutions adopted by the board of directors of APS with respect to the Merger and the transactions contemplated thereby.

(iii)

Resignations of the officers and directors of each APS Subsidiary of such officer and director positions.

(iv)

Such other certificates and instruments as PRA and its counsel may reasonably request.

(b)

PRA will deliver to APS:

(i)

An officers’ certificate, in a form reasonably acceptable to APS, duly executed on PRA’s behalf, as to whether each condition specified in Sections 7.3(a)-7.3(b) has been satisfied in all respects.

(ii)

A secretary’s certificate, in a form reasonably acceptable to APS, duly executed on PRA’s behalf, certifying, among other things specified therein, as to resolutions unanimously adopted by the board of directors of PRA with respect to the Merger and the transactions contemplated thereby, and certifying that such resolutions have not been altered, amended, modified, or rescinded, remain in full force and effect on the Closing Date, and constitute the only resolutions adopted by the board of directors of PRA with respect to the Merger and the transactions contemplated thereby.

(iii)

Such other certificates and instruments as APS and its counsel may reasonably request.

9.2

Nonsurvival of Representations, Warranties and Agreements.  None of the representations, warranties, covenants and agreements of APS, PRA and NEWCO in this Agreement or in any instrument delivered by APS, PRA or NEWCO pursuant to this Agreement shall survive the Effective Time, except as otherwise provided in Section 8.2 of this Agreement and except for those covenants and agreements contained in this Agreement and in any such instrument which by their terms apply in whole or in part after the Effective Time.

9.3

Expenses.  Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expense; provided, however, (i) that the costs and expenses of printing and mailing the Proxy Statement, and all filing and other fees paid to the SEC in connection with the Merger, shall be borne by APS, and (ii) that PRA and APS will share  the cost  of the HSR Act filing fee in proportion to their relative assets as of December 31, 2009.

9.4

Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered:  (i) personally, upon such personal delivery; (ii) by facsimile (with confirmation), upon confirmation by the transmitting equipment, except if such confirmation occurs after 5:00 pm (in the recipient’s time zone) on a business day, or on a non-business day, then such notice will be effective the next business day; or (iii) by registered or certified mail (return receipt requested) or by an express courier (with confirmation), upon confirmation of delivery, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)

if to PRA or NEWCO to:

ProAssurance Corporation

100 Brookwood Place

Birmingham, Alabama 35209

Attention:  Chief Executive Officer

Fax: (205) 877-4405

with copies to:

Burr & Forman LLP

420 N. 20th Street, Suite 3400

Birmingham, Alabama 35203

Attention:  Jack P. Stephenson, Esq.

Fax: (205) 458-5100

and

(b)

if to APS, to:

1301 Capital of Texas Highway

Suite C-300

Austin, Texas 78746

Attention:  President

Fax: (512) 314-4397

with copies to:

Akin Gump Strauss Hauer & Feld LLP

1700 Pacific Avenue, Suite 4100

Dallas, Texas  75201

Attention:  J. Kenneth Menges, Jr., P.C.

Fax:  (214) 969-4343

9.5

Further Assurances.  At the request of any party to this Agreement, the other parties shall execute, acknowledge and deliver such other documents and/or instruments as may be reasonably required by the requesting party to carry out the purposes of this Agreement.  In the event any party to this Agreement shall be involved in litigation, threatened litigation or government inquiries with respect to a matter covered by this Agreement, every other party to this Agreement shall also use reasonable efforts to make available to such party, at reasonable times and subject to the reasonable requirements of its own businesses, such of its personnel as may have information relevant to such matters, provided that such party shall reimburse the providing party for its reasonable costs for employee time incurred in connection therewith if more than one business day is required.  Following the Closing, the parties will cooperate with each other in connection with tax audits and in the defense of any legal proceedings.

9.6

Remedies Cumulative.  Unless expressly made the exclusive remedy by the terms of this Agreement, all remedies provided for in this Agreement are cumulative and shall be in addition to any and all other rights and remedies provided by law and by any other agreements between the parties.

9.7

Presumptions.  It is expressly acknowledged and agreed that all parties have been represented by counsel and have participated in the negotiation and drafting of this Agreement, and that there shall be no presumption against any party on the ground that such party was responsible for preparing this Agreement or any part of it.

9.8

Exhibits and Schedules.  Each of the Exhibits and Schedules referred to in, and/or attached to, this Agreement is an integral part of this Agreement and is incorporated in this Agreement by this reference.

9.9

Interpretation.  When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.  No provision of this Agreement shall be construed to require PRA, APS or any of their respective Subsidiaries or affiliates to take any action which would violate any applicable law, rule or regulation.

9.10

Counterparts.  This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.  The exchange of copies of executed signature pages by facsimile or by electronic mail in .pdf format will constitute effective execution and delivery of this Agreement.

9.11

Entire Agreement.  This Agreement (including the documents and the instruments referred to in this Agreement) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

9.12

Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law principles, except that (a) the Merger shall be effected in accordance with and governed by the laws of the State of Texas and (b) the insurance laws of the state of domicile of API Insurance shall govern to the extent the application of such laws would be inconsistent with or in contravention of the laws of the State of Delaware.

9.13

Specific Performance.  Each party acknowledges and agrees that the other parties would be damaged irreparably and would not have an adequate remedy at law if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached.  Accordingly, in addition to any other remedy to which it may be entitled at law or in equity, each party will be entitled to an injunction or injunctions to prevent breaches or threatened breaches of the provisions of this Agreement and to enforce specifically this Agreement and its provisions, without bond or other security being required.

9.14

Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

9.15

Publicity.  PRA and APS shall develop a joint communications plan and each party shall (i) ensure that all press releases and other public statements and communications (including any communications that would require a filing under Rule 14a-2, Rule 14a-12 or Rule 14e-2 under the Exchange Act) with respect to this Agreement and the transactions contemplated hereby shall be consistent with such joint communications plan and (ii) unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of the New York Stock Exchange (“NYSE”) or FINRA and the Nasdaq National Market, consult with each other for a reasonable time before issuing any press release or otherwise making any public statement or communication (including any communications that would require a filing with the SEC), and mutually agree upon any such press release or any such public statement or communication, with respect to this Agreement or the transactions contemplated hereby. In addition to the foregoing, except to the extent disclosed in the Proxy Statement, unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of the NYSE or FINRA and the Nasdaq National Market, neither PRA nor APS shall issue any press release or otherwise make any public statement or disclosure concerning the other party or the other party’s business, financial conditions or results of operations without the consent of the other party.

9.16

Assignment; Third Party Beneficiaries.  Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties to this Agreement (whether by operation of law, merger or otherwise) without the prior written consent of the other parties to this Agreement and any purported assignment by a party without the prior written consent of the other parties shall be null and void and not binding on such parties.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.  Except as otherwise specifically provided in Section 6.6 and Section 6.4(g) this Agreement (including the documents and instruments referred to in this Agreement) is not intended to confer upon any Person other than the parties to this Agreement any rights or remedies under this Agreement.

9.17

Definitions.

(a)

The following terms, as used in this Agreement, have the meanings that follow:

“Employee Plan” means any “employee benefit plan,” as defined in Section 3(3) of ERISA; any employment, severance or similar service agreement, plan, arrangement or policy; any other plan or arrangement providing for compensation, bonuses, profit-sharing, stock option or other equity-related rights or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangements), medical, dental or vision benefits, disability or sick leave benefits, life insurance, employee assistance program, workers’ compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, insurance or medical benefits); or any loan; in each case including plans or arrangements, both written and oral, covering or extended to any current or former director, employee or independent contractor.

“Environmental Laws” means any federal, state, or local law, statute, ordinance, and regulation, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof, including, without limitation, any applicable judicial or administrative order, consent decree, or judgment applicable to the property subject to the APS Real Property Leases relating to the regulation or protection of human health, and/or the environment, natural resources (including, without limitation, ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species, and/or vegetation), as well as protected sites or artifacts of historical or cultural significance. By way of further example, and without limiting the breadth of the foregoing, “Environmental Laws” include, but are not limited to, the National Environmental Policy Act of 1969, as amended (42 U.S.C. §§ 4321 et seq.); the Solid Waste Disposal Act (42 U.S.C. §§ 6901 et seq.); the federal Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. §§ 9601 et seq.); the Hazardous Material Transportation Act, as amended (49 U.S.C. §§ 1801 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. §§ 136 et seq.); the Toxic Substance Control Act, as amended (15 U.S.C. §§ 2601 et seq.); the Clean Water Act; the Clean Air Act, as amended (42 U.S.C. §§ 7401 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. §§ 1251 et seq.); the Federal Coastal Zone Management Act, as amended (16 U.S.C. §§ 1451 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. §§ 651 et seq.); and any and all regulations promulgated thereunder and all similar state and local laws, statutes, ordinances, regulations, judicial or administrative orders, consent decrees, or judgments.

“Governmental Authority” means any governmental body, agency, official or authority, domestic, foreign, or supranational, or SRO or other similar non-governmental regulatory body.

“Hazardous Materials” means any substance, material, or waste which is (i) defined now or hereafter as a “pollutant,” “contaminant,” “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “industrial waste,” or other similar term or phrase under any Environmental Law (as defined herein), (ii) any substance, the presence of which on, under or in any APS Real Property or any real property subject to an APS Real Property Lease, or contained in any structure thereon, is prohibited by Environmental Law or which requires investigation, removal, response or remediation under any Environmental Law, (iii) petroleum or any fraction or by-product thereof, friable asbestos, any polychlorinated biphenyl, urea formaldehyde foam insulation, radon or any other radioactive or explosive substance.

“Insurance Laws” means all laws, rules and regulations applicable to the business of insurance and the regulation of insurance holding companies, whether domestic or foreign, and all applicable orders and directives of Governmental Authorities and market conduct recommendations resulting from market conduct examinations of Insurance Regulators.

“Insurance Regulators” means all Governmental Authorities regulating the business of insurance under the Insurance Laws.

“Knowledge” (i) with respect to APS means the actual knowledge of Kenneth S. Shifrin, Timothy L. LaFrey, Marc J. Zimmerman and Jessica Blacklock and (ii) with respect to PRA and NEWCO means the actual knowledge of W. Stancil Starnes, Victor T. Adamo and Edward L. Rand, Jr.

“Lien” means, with respect to any property or asset (real or personal, tangible or intangible), any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset.  For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

“Material Adverse Effect” means, with respect to any party hereto, a material adverse effect on the business, assets, properties, operations, or condition (financial or otherwise) of such party and its Subsidiaries taken as a whole including amounts owed by such party and its Subsidiaries following a final, non-appealable court judgment confirming an award of an arbitration panel having jurisdiction over the parties; provided that any adverse change arising out of or relating from or attributable to the following shall be excluded in any determination of Material Adverse Effect: (i) acts of terrorism, war, armed hostilities or other international or natural calamity directly or indirectly involving the United States; (ii) circumstances adversely affecting the United States economy (but only to the extent such changes do not disproportionately affect such party and its Subsidiaries taken as a whole); (iii) circumstances affecting the insurance industry or the medical professional liability industry generally (but only to the extent that such changes do not disproportionately affect such party and its Subsidiaries taken as a whole); (iv) changes in laws, regulations, or accounting or actuarial principles or practices (but only to the extent that such changes do not disproportionately affect such party and its Subsidiaries taken as a whole); (v) compliance with the terms of this Agreement, or action taken, or failure to act, to which PRA has expressly consented; (vi) any failure by APS to meet any published or internally prepared estimates of revenues, earnings or other economic performance for any period ending on or after the date of this Agreement and prior to Closing (it being understood that the facts and circumstances giving rise to such failure may be deemed to constitute, and may be taken into account in determining whether this has been a material adverse effect on APS if such facts and circumstances are not otherwise included in the provisions above); (vii) a decline in the price of the APS Common Stock on the NASDAQ Capital Markets or any other trading market (but not any change, event or circumstance that may be underlying such decline to the extent such change, event or circumstance would otherwise constitute a material adverse effect on APS); (viii) any loss of customers or business by APS or the APS subsidiaries to PRA or its Subsidiaries; (ix) any decline in shareholders’ equity of APS of less than ten percent (10%) determined in accordance with GAAP as in effect on the date of this Agreement (see below); (x) any decline in the premiums written percentage of APS and the APS Subsidiaries, taken as a whole, of less than ten percent (10%); and (xi) the announcement or pendency of the transactions contemplated by this Agreement.  Without limiting the foregoing, a Material Adverse Effect shall be conclusively presumed to have occurred with respect to APS if the effect results in a reduction of more than ten percent (10%) of the shareholders’ equity of APS determined in accordance with GAAP as in effect on the date of this Agreement at June 30, 2010 as compared to the shareholders’ equity of APS at June 30, 2010 as reflected in the most recent APS SEC Report.

“Organizational Documents” means the articles of incorporation, certificate of incorporation, charter, bylaws, certificate of formation, regulations, operating agreement, partnership agreement, and all other similar documents or certificates executed, adopted or filed in connection with the creation, formation or organization of a Person, including any amendments thereto.

“Person” means an individual, corporation, partnership (general or limited), limited liability company, association, trust or other entity or organization, including any Governmental Authority.

“SOX” means the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof

“Securities Laws” means all laws, rules and regulations applicable to the offer and sale of securities by an issuer or broker or dealer, whether promulgated by the United States or any state or other jurisdiction, domestic or foreign, and all directives, releases and orders of Securities Regulators with respect to the offer and sale of securities by issuers, brokers or dealers.

“Securities Regulator” means all Governmental Authorities regulating the offer and sale of securities under the Securities Laws, including the SEC and FINRA.

“Subsidiary” when used with respect to any Person, means any corporation, partnership, limited liability company, association, trust or other entity or organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes or in which a party has direct or indirect beneficial ownership (as defined in Rule 13d-3 of the SEC) of a majority of the voting stock or other equity interest of such entity.

(b)

Set forth below is an index to the definitions set forth in this Agreement.

Term

Section

2009 APS Balance Sheet

3.7(c)

2010 Bonus Compensation

6.4(f)

2010 Bonus Schedule

6.4(f)

401(k) Consideration

1.7(c)

401(k) Match Shares

1.7(a)

401(k) Plan

1.7(a)

Acquisition Proposal

6.9(c)

Agreement

Recitals

Amendment Agreement

6.4(d)

API Insurance

3.2(b)

APS

Recitals

APS Acquisition Event

8.5(a)

APS Actuarial Analysis

3.22(e)

APS Actuaries

3.22(e)

APS Adviser

3.8(c)

APS Agency or APS Agencies

3.2(e)

APS Common Stock

1.5(a)

APS Contract

3.17(c)

APS Deferred Compensation Plan

1.6(b)

APS Deferred Stock

1.6(b)

APS Disclosure Schedule

Article 3

APS Employees

6.4(a)

APS Employee Plan

3.14(a)

APS Financial

3.8(a)

APS Financial Reports

3.8(a)

APS GAAP Financial Statements

3.7(c)

APS Holding Company Act Reports

3.6(c)

APS Insurance Policies

3.12(a)

APS Junior Preferred Stock

3.4(a)

APS Option Plan

1.6(a)

APS Preferred Stock

3.4(a)

APS Real Property

3.20(a)

APS Real Property Leases

3.20(a)

APS Recommendation Event

8.1(d)

APS Reinsurance Treaties

3.22(c)

APS Regulatory Agreement

3.16(a)

APS Reserves

3.24(d)

APS SAP Statements

3.6(a)

APS SEC Reports

3.7(a)

APS Stock Plans

1.6(b)

APS Stock Options

1.6(a)

APS Subsidiary or APS Subsidiaries

3.2(a)

Business

Recitals

Certificate of Designation

3.4(b)

Certificate of Merger

1.2

Claim

6.6(b)

Closing

9.1

Closing Date

9.1

Closing Date APS Disclosure Schedule

6.7(b)

Closing Date PRA Disclosure Schedule

6.7(b)

COBRA

3.14(k)

Code

3.13(d)

Confidentiality Agreement

6.2(a)

Continuing Employees

6.4(a)

Deferred Compensation Consideration

1.6(e)

Determination

6.4(d)

Dispute

6.4(d)

Dissenter Provisions

2.5

Dissenting Shares

2.5

Effective Time

1.2

Employee Plan

9.17(a)

Employment Agreements

6.4(d)

ERISA

3.14(a)

Environmental Laws

9.17(a)

Exchange Act

3.7(a)

Exchange Agent

2.1

Exchange Fund

2.2(a)

Excise Tax

6.4(d)

FINRA

3.8

First Eligibility Date

6.4(b)

GAAP

3.3(b)

Governmental Authority

9.17(a)

Hazardous Materials

9.17(a)

HIPAA

3.14(k)

HSR Act

3.5(c)

HSR Act Report

3.5(c)

Indemnity Agreements

6.6(c)

Indemnity Agreement Parties/Party

6.6(c)

Indemnified Parties/Party

6.6(b)

Insurance Laws

9.17(a)

Insurance Premium Amount

6.6(a)

Insurance Regulators

9.17(a)

Intellectual Property

3.19(a)

IRS

3.13(a)

Knowledge

9.17(a)

Lien

9.17(a)

Material Adverse Effect

9.17(a)

Merger

1.1

Merger Consideration

2.2(a)

Merger Consideration Recipient

2.2(a)

NEWCO

Recitals

NEWCO Common Stock

1.4

Old Certificates

2.2(b)

Option Consideration

1.6(d)

Organizational Documents

9.17(a)

Person

9.17(a)

PRA

Recitals

PRA Disclosure Schedule

Article 4

PRA Employee Plans

6.4(b)

PRA SEC Reports

4.3(a)

Pre-Merger Notification Agencies

3.5(c)

Preferred Stock Redemption

6.10

Proxy Statement

3.5(c)

Requisite Regulatory Approvals

7.1(b)

Rights Agreement

3.4(c)

SAP

3.6(b)

SEC

3.5(c)

Securities Act

3.7(a)

Securities Laws

9.17(a)

Securities Regulator

9.17(a)

SOX

9.17(a)

Stock Consideration

1.5(a)

Subsidiary

9.17(a)

Surviving Corporation

1.1

Surviving Corporation Common Stock

1.4

Tax or Taxes

3.13(a)

Tax Return or Tax Returns

3.13(a)

TBOC

1.1

WARN Act

3.15(e)

IN WITNESS WHEREOF, PRA, NEWCO, and APS have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

PROASSURANCE CORPORATION,

a Delaware corporation

By:

/s/ Victor T. Adamo

Victor T. Adamo

President

CA BRIDGE CORPORATION,

a Texas corporation

By:

/s/ Victor T. Adamo

Victor T. Adamo

President

AMERICAN PHYSICIANS SERVICE GROUP, INC.,

a Texas corporation

By:

/s/ Timothy L. LaFrey

Timothy L. LaFrey

President